UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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HNI CORPORATION
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A Letter to Our Shareholders

Dear Shareholders:

2025 was a seminal period for HNI with another year of strong results and the completion of the largest acquisition in the Corporation's history. This sets the stage for a new, exciting chapter.

Our members again demonstrated what is unique about HNI.

We reported a fourth straight year of non-GAAP diluted EPS growth above 15 percent, despite persistent soft and uncertain macroeconomic conditions. In our Workplace Furnishings segment, our profit transformation efforts combined with continued Kimball International (KII) synergy capture delivered outstanding profit growth and margin expansion. Workplace non-GAAP operating margin expanded 100 basis points year-over-year to 10.5 percent, as we delivered on our previously stated goal of achieving double-digit operating margin. In Residential Building Products, non-GAAP operating profit margin expanded 60 basis points year-over-year to a strong 18.1 percent—even as new home construction trends remained under pressure. The positive momentum of our strategies, the benefits of our diversified revenue streams, our members' consistent focus on items within our control, and the merits of our customer-first business model continued to deliver strong shareholder value.

Late in 2025, we completed the acquisition of Steelcase.

This combination will not only transform our company, but it will also be transformational for the workplace furnishings industry. Eight months following the announcement, we are even more confident in the complementary nature of the two businesses—from a capability, product, brand, customer, and cultural perspective.

HNI again received multiple third-party awards recognizing the Corporation's commitment to responsibility and sustainability.

For the seventh consecutive year, HNI was named to Newsweek's list of America's Most Responsible Companies, which recognizes the 600 most responsible U.S.-based companies of the top 2,000 public companies by revenue. HNI was also recognized by TIME and Statista as one of America's Best Mid-Size Companies 2025 and one of the World's Best Companies for Sustainable Growth 2026.

Proud of 2025, optimistic about 2026.

Our 2025 results demonstrate the strength of our strategies and our ability to manage through varying macroeconomic conditions, while remaining focused on investing for the future. We expect strong results to continue in 2026, with a fifth consecutive year of double-digit non-GAAP diluted EPS growth, driven by our margin expansion efforts, synergy recognition, and continued revenue increases. As we look beyond 2026, Steelcase accretion and confidence in our strategies and market position provide elevated earnings growth visibility for multiple years.

A review of our recent past sets the stage as we enter the next, exciting chapter of the HNI story.

At this transformational moment in HNI's history, I want to reflect on the substantial fundamental improvements we have driven at HNI. Our transformation has taken multiple steps and years.

Workplace Furnishings—margins have been reset and have more room to expand.

In 2023, our legacy workplace furnishings businesses launched a profitability improvement initiative that was instrumental in expanding EBIT margins nearly 900 basis points in just three years. In 2023, price-cost recovery following the period of elevated inflation drove the first phase of margin improvement. Since then, multiple portfolio management moves, ongoing network optimization efforts, KII synergies, and the benefits of ramping our Mexico facility have supported consistent profitability enhancement. Based on initiatives already underway, we have line of sight to continued margin expansion in the coming years. And our profit improvement story is increasingly supported by a firming macroeconomic picture in our Workplace segment.

HNI Corporation 2026 Proxy Statement

Our Residential Building Products business delivers consistent high-teens EBITDA margins.

Our evolution in this segment was initiated following the Great Financial Crisis. Since then, we have adjusted our cost structure, fully embraced LEAN manufacturing, and continued to pursue a vertically integrated business model with the leading brands in all fuel categories. The result was more than 1,000 basis points of EBITDA margin expansion over the decade post 2009. Furthermore, since 2019, the efficiency, nimbleness, and uniqueness of our building products business have supported consistently strong profitability, with sustained EBITDA margins in the high teens. The consistency of both margins and cash flow are foundational elements to HNI's financial strength. We expect this profitability and cash generation stability to continue in 2026 and beyond.

More recently, our focus in Residential Building Products has shifted to the front end of the business and driving top line growth. Structural changes have been implemented to organize around the customer and ensure we have laser-focused go-to-market strategies to support our growth initiatives. These front-end investments are paying off in the absence of cyclical support. In 2025, we reported segment revenue growth of six percent, despite continued weakness in the new home market. We expect outperformance again in 2026.

Steelcase transforms the industry, while providing a substantial profit opportunity.

The acquisition of Steelcase unites two industry leaders to meet the dynamic marketplace and evolving needs of the workplace amid accelerating in-office work trends. We have brought together two highly respected companies with shared values, talented teams, strong financial profiles, and highly complementary capabilities—innovation, thought leadership, and operational excellence chief among them. This strong foundation, combined with expected synergies, will accelerate our ability to invest in long-term operational enhancements, digital transformation, products to meet evolving customer needs, and customer-centered buying experiences. Our integration efforts are underway, and we are leveraging a disciplined and proven approach informed by recent experience, while continuing to build on the iconic brands for which both companies are widely respected.

Synergies associated with the integration of Steelcase are expected to add $1.20 to non-GAAP diluted EPS over the next five years, with modest accretion now expected in 2026. In addition to eliminating redundant public company corporate

Top: Steelcase | Orangebox | Viccarbe Middle: Allsteel | Gunlocke Bottom: Heat & Glo

HNI Corporation 2026 Proxy Statement 1

A Letter to Our Shareholders continued

costs, the synergies are associated with expected savings in Steelcase's business in the Americas and do not include any potential revenue synergies. Further, we continue to realize savings from synergies associated with the 2023 acquisition of Kimball International and the ramp-up of our Mexico facility. These two initiatives are expected to contribute a total of approximately $0.10 to non-GAAP diluted EPS in 2026.

Prepared for 2026 and beyond.

Entering 2026, our fundamentals are dramatically improved, with additional improvement on the horizon.
HNI will now have total revenue of approximately $6 billion, total adjusted EBITDA of nearly $800 million—including all synergies, and annual free cash flow of nearly $350 million. We are now the market leader in both of our industries—workplace furnishings and hearth products. While macroeconomic volatility, secular industry shifts, and tariff-driven inflation pressure may dampen demand trends, we expect to grow our top line, expand margins, and generate strong profit growth and cash flow in 2026.

In Workplace Furnishings, our focus remains on expanding margins as the macroeconomic picture continues to firm.
The margin drivers discussed above will provide earnings support in 2026 and beyond. At the same time, we remain focused on driving growth as key macro and industry indicators continue to provide reasons to be optimistic. Specifically, return-to-office remains a positive driver of activity, with levels of remote work expected to continue falling in 2026. Office leasing activity established a new post-pandemic high in the fourth quarter, with annual leasing activity up five percent year-over-year in 2025. And, net absorption of office space, which has historically been an excellent leading indicator of future industry demand, was meaningfully positive in the second half of 2025, leading real estate services firm JLL to declare a new expansionary cycle in the office space has begun. Steelcase strengthens our positioning in the market to benefit from these improving contract trends, while we are confident we can substantially expand Steelcase's margins based on current synergy projections alone.

Beyond navigating the current environment, we believe the Workplace Furnishings business is well-positioned for what lies ahead. We have made deliberate investments in distribution expansion, product innovation, and how we go to market—and those investments are gaining traction. Our recent distribution wins in underpenetrated markets, the upcoming launch of Levra, our new flagship seating line, and the continued strength of our HNI portfolio selling approach are building momentum and driving share gains. Our operating model improvements and ongoing KII synergies are strengthening our margin profile. While we expect the office furnishings market to recover gradually, we are confident that the actions we have taken position Workplace Furnishings not simply to participate in that recovery, but to capture a disproportionate share of the growth when it arrives.

In Residential Building Products, we remain focused on sustaining our profitability, even as the macroeconomic backdrop remains soft.
Headlines continue to point to ongoing softness, especially in the new build space. Interest rates remain relatively elevated, prices remain high, and affordability remains low. As a result, we expect continued new construction weakness to start the year. However, our structural changes and growth investments should allow us to continue to outperform the market. Specifically, moves have been implemented to organize

2 **HNI Corporation** 2026 Proxy Statement

Above left: Kimball | National | Interwoven Above right: HON

Steelcase Acquisition

The combination of HNI and Steelcase creates a powerful presence in the workplace furnishings industry. By uniting complementary product portfolios, this partnership will strengthen the customer-centric buying experience and support continued investments in long-term operational enhancements, digital transformation, and operational excellence across both organizations. The integration is projected to generate approximately $120 million in run-rate cost improvements, fueling long-term profitable growth and accelerating key digital transformation initiatives. Together, this collective strength creates unmatched scale and innovation capabilities, positioning the combined company to respond to the evolving workplace trends and capitalize on new market opportunities.

Collective Strength:

- **$5.8 billion** pro forma annual revenue
- **36 industry-leading brands** driving innovation and comprehensive solutions
- Approximately **18,000 employees** committed to excellence globally
- **Highly complementary** portfolios and distribution networks around the customer and ensure we have laser-focused go-to-market strategies to support our growth initiatives. In Remodel-Retrofit, we are assuming modest growth in 2026. This is consistent with LIRA projections. In addition, we expect continued market outperformance in our R&R business. And, importantly, we expect ongoing margin and cash flow consistency in this segment. So, while the housing recovery may take some time, our strategic focus in this business remains unchanged and we continue to invest in growth initiatives aimed at taking advantage of positive long-term market fundamentals.

Our Residential Building Products business is well-positioned for what lies ahead. We have made investments in product innovation, leadership capabilities, and sales processes, which are building momentum and driving share gains. Our teams are closer to both builders and consumers, our growth opportunities are gaining momentum, and we are winning in the market. This gives us confidence our strategy is working. When we look at the long-term backdrop, including a decade-plus of underbuilding, an aging housing stock, and favorable demographic trends, the fundamental demand backdrop for residential building products remains compelling. We are investing through this cycle, and we believe this positions us not to just participate in the eventual recovery but to capture a disproportionate share of the growth when it arrives.

Over the past four years, our strategies and the dedication of our members have driven earnings per share growth of 130 percent and expanded consolidated operating margin by 480 basis points despite a less-than-supportive macroeconomic environment. Our balance sheet remains strong and our cash flow consistent. Our members are focused on expanding margins in Workplace Furnishings and driving long-term high-margin net sales growth in Residential Building Products. As we enter 2026, we maintain elevated earnings visibility and remain focused on investing to drive future revenue growth. We are excited about the future, and we are positioned for strong profit growth in 2026 and beyond.

Thank you for the trust you have placed in HNI.

Above: HALCON

HNI Corporation 2026 Proxy Statement 3

HNI Workplace Furnishings

Our legacy Workplace Furnishings brands are among the strongest, best known, and most respected in our industry. The depth and breadth of our products, an increased focus on expanding our service offering, the scale and capability of our manufacturing, and the strength of our distribution enable us to provide the best workplace furniture solutions to meet the needs of every customer—from our largest multinational organization to the local entrepreneur.

HON® Allsteel® Gunlocke®

DESIGN PUBLIC GROUP HBF HBF TEXTILES

4 HNI Corporation 2026 Proxy Statement

Steelcase

10:45

Steelcase is a global design and thought leader in the world of work. For over a century, we have designed, manufactured, and partnered with leading organizations worldwide to create furnishings and solutions for the many places where work happens—office, learning, and health environments. Through our research, we deliver insights and design innovation that create better outcomes for our customers around the world. And we're dedicated to the wellbeing of people and the planet—using our business to help the world work better.

Steelcase AMQ coalesse DESIGNTEX

Smith System HALCON orangebox viccarbe

HNI Corporation 2026 Proxy Statement 7

Kimball International

Kimball International combines bold entrepreneurial spirit, a history of craftsmanship, and today's design-driven thinking alongside a commitment to a culture of caring and lasting connections with our customers, members, and communities. For over 75 years, our brands have focused on turning ordinary spaces into meaningful places in the workplace, health, education, and hospitality markets.

Kimball® NATIONAL KH Kimball® Hospitality

DAVID EDWARD® Etc. D'STYLE by Kimball Hospitality interwoven®

8 HNI Corporation 2026 Proxy Statement

Residential Building Products

We are the world's leader in hearth products. Wherever there is warmth and the welcome glow from a fireplace or heating stove, chances are it's an HNI brand. Our hearth brands are the strongest, most respected in the industry and include a full array of gas, electric, wood, and biomass burning fireplaces, inserts, stoves, facings, and accessories.

HEAT & GLO. heatilator MAJESTIC MONESSEN

SimpliFire STELLAR by Heat & Glo FIRESIDE HEARTH & HOME THE OUTDOOR GREATROOM COMPANY

FORGE & FLAME

HARMAN BY FORGE & FLAME | VERMONT CASTINGS BY FORGE & FLAME | QUADRA-FIRE BY FORGE & FLAME | woodpro BY FORGE & FLAME | pelpro BY FORGE & FLAME

HNI Corporation 2026 Proxy Statement 11

Corporate Responsibility

600
HNI

12 HNI Corporation 2026 Proxy Statement

Awards and Achievements

These distinctions reflect the strength of our foundation and the winning spirit of our teams, grounded in our core beliefs and a commitment to continuous improvement.

Better choices today for a better tomorrow.

We remain focused on reducing impacts, respecting people, and redefining what's possible—today and in the future.

HNI's family of industry-leading brands has a longstanding legacy of improving the places where people live, work, and gather. Designed and manufactured by our members, our products support the productivity, well-being, and everyday experiences of customers across a wide range of environments. As expectations from customers, investors, and supply chain partners have evolved, so has our approach to sustainability, driving greater transparency, responsible material choices, and a clearer understanding of the environmental and social impacts of our products and operations.

Across our products, facilities, and workforce, we take a conscious, lifecycle-based approach to sustainability. From material selection and product chemistry to manufacturing efficiency, workplace safety, climate action, and governance, sustainability is embedded in everyday decisions. Through continuous improvement and data-driven action, we work to reduce our environmental footprint, support safe and inclusive workplaces, and create long-term value for our customers, communities, and members, shaping how we perform today and how we build for tomorrow.

HNI Corporation 2026 Proxy Statement 13

Strategic Framework

HNI's member culture remains the foundation, with focus and efforts centered on three strategic pillars:

Focus on our customers.

We are broadening our engagement in and influence of the customer buying journey. We are investing in data analytics, digital marketing, eCommerce capabilities, and market coverage. We are putting ourselves in our customers' shoes, deepening our understanding of what they are looking for, and organizing our efforts to best meet their needs. Our customer-first mindset will allow us to identify and take advantage of new and developing market dynamics.

Simplify the buying process.

Buying office furniture and hearth products can be complicated and time-consuming. Based on our work to understand the customer more deeply, we are making things easier. We have the scale and resources to lead this charge, and we are incorporating technology and digital assets to help customers more quickly and effortlessly navigate the buying process. We are creating effortless winning experiences for those partnering with HNI.

Leverage our lean heritage.

HNI members embrace the principles of lean manufacturing, always looking to find a better, more efficient, and more environmentally friendly approach. Members scrutinize every facet of our business to identify areas of waste and then refine and streamline our processes. You can see this "rapid continuous improvement" (RCI) in action from the manufacturing floor to our office environments and customer interactions. This RCI approach benefits all of our stakeholders as we focus on delivering annual productivity and cost savings, allowing us to grow earnings and invest in our future.

14 **HNI Corporation** 2026 Proxy Statement

Notice of 2026 Annual Meeting of
Shareholders and Proxy Statement
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Notice of 2026 Annual Meeting of Shareholders
VIRTUAL MEETING FORMAT
HNI Corporation’s 2026 Annual Meeting of Shareholders (“Annual Meeting”) will be held live on the internet in a virtual meeting format.
ATTENDING THE VIRTUAL MEETING
To attend the Annual Meeting, you must register in advance at proxydocs.com/HNI. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you to access the meeting and submit questions prior to or during the meeting.
DATE AND TIME
Wednesday, May 20, 2026, at 10:30 a.m. CDT.
ITEMS OF BUSINESS
1.	Elect John R. Hartnett, Larry B. Porcellato, and Dhanusha Sivajee to the Board of Directors
2.	Ratify the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending January 2, 2027
3.	Advisory vote to approve Named Executive Officer compensation as described in the Proxy Statement
4.	Transact any other business properly brought before the Annual Meeting and any adjournments or postponements thereof
RECORD DATE
Shareholders of HNI Corporation common stock of record as of the close of business on March 24, 2026, which is the record date for the Annual Meeting, are entitled to vote at the Annual Meeting.
PROXY VOTING
Shareholders are encouraged to vote their shares prior to the Annual Meeting electronically using the Annual Meeting website proxydocs.com/HNI or via a toll-free telephone number. Shareholders also may vote their shares online during the Annual Meeting. Shareholders who receive a paper copy of the proxy card by mail may vote their shares by signing, dating, and mailing the proxy card in the pre-addressed, postage-paid envelope provided. Instructions regarding these voting methods are contained in the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2026 (“Notice”) and the proxy card. These materials will be first made available to shareholders on or about March 25, 2026.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 20, 2026
HNI Corporation’s Proxy Statement and 2025 Annual Report on Form 10-K are available free of charge at investors.hnicorp.com.
By Order of the Board of Directors,

Steven M. Bradford
Senior Vice President, General Counsel and Secretary
March 25, 2026
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Annual Meeting Proposals and Recommendations

	Proposal	Recommendation of the Board
1.	Elect the three directors nominated by the Board of Directors	FOR (each nominee)
2.	Ratify appointment of the Corporation’s independent registered public accounting firm	FOR
3.	Advisory vote to approve Named Executive Officer compensation as described in the Proxy Statement	FOR

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HNI Corporation has a 52/53-week fiscal year, which ends on the Saturday nearest December 31. Fiscal year 2025 ended on January 3, 2025, fiscal year 2024 ended on December 28, 2024, and fiscal year 2023 ended on December 30, 2023. Unless the context indicates otherwise, references in this Proxy Statement to 2025 or any other year are to the fiscal year.
Corporate Governance and Board Matters
OVERVIEW OF THE BOARD OF DIRECTORS
The Board of Directors (“Board”) of HNI Corporation (the “Corporation,” “we,” “our,” or “us”) oversees the business affairs of the Corporation. In addition, the Board selects and provides advice and counsel to the Chief Executive Officer (“CEO”) and certain senior executive officers of the Corporation. The Board strives to maintain a corporate culture of accountability, responsibility, and ethical behavior through the careful selection and evaluation of senior management and directors.
The Corporation’s Corporate Governance Guidelines provide for a Board consisting of between ten and 15 directors. The number of authorized directors is determined from time to time by the Board based on the recommendation of the Public Policy and Corporate Governance Committee (“Governance Committee”). During 2025, the Board consisted of ten directors until the appointment of Timothy C. E. Brown and Linda K. Williams on December 10, 2025 in connection with our acquisition of Steelcase Inc. (“Steelcase”) completed on that date. To effect those appointments, the authorized number of directors was increased from ten to 12 directors, which is the size of its current membership.
Miguel M. Calado and Cheryl A. Francis, both incumbent directors whose terms expire at the Annual Meeting, were not eligible for reelection to the Board this year because each has attained the mandatory retirement age specified in our Corporate Governance Guidelines. We thank Mr. Calado and Ms. Francis for their many years of effective service as an HNI director. As of the Annual Meeting date, the Board will reduce the authorized number of directors from 12 to ten directors to eliminate the unfilled Board vacancies resulting from the expiration of their terms.
The Board met seven times during 2025 at four regular quarterly meetings and three special meetings relating to our acquisition of Steelcase. Each director attended all of the Board meetings held during 2025 and all of the meetings held by each committee of the Board on which such director served during 2025. In addition, the Board held regularly scheduled executive sessions of non-employee directors during each meeting of the Board.
Directors are encouraged to attend the Corporation’s annual shareholder meetings. All of the ten directors then serving attended the 2025 annual meeting of shareholders.
The Corporation’s key governance documents, including the Corporate Governance Guidelines adopted by the Board, are available at investors.hnicorp.com.
BOARD COMMITTEES
The Board conducts a significant portion of its business through three standing committees: the Audit Committee, the Human Resources and Compensation Committee (“Compensation Committee”), and the Governance Committee. The Board has determined that all members of the Audit Committee, the Compensation Committee, and the Governance Committee are independent as defined under the New York Stock Exchange LLC (“NYSE”) listing standards and the Securities and Exchange Commission (“SEC”) rules applicable for committee memberships.
The Board has adopted written charters for each of the Audit Committee, the Compensation Committee, and the Governance Committee, which are available at investors.hnicorp.com. The Board reviews each committee charter at least annually.
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Audit Committee
The Audit Committee is responsible for, among other matters, fulfilling the Board’s oversight responsibilities relating to:
•	the integrity of the Corporation’s financial statements and the Corporation’s accounting and financial reporting processes and financial statement audits;
•	the Corporation’s compliance with legal and regulatory requirements;
•	the independent auditor’s qualifications and independence; and
•	the performance of the Corporation’s internal audit function and independent auditor.
The Audit Committee appoints the Corporation’s independent registered public accounting firm, reviews the services performed by such firm and approves the fees paid to the firm. The Audit Committee met seven times during 2025.
Compensation Committee
The Compensation Committee is responsible for, among other matters, fulfilling the Board’s oversight responsibilities relating to:
•	compensation of the Corporation’s CEO and other executive officers;
•	the evaluation of the CEO;
•	overall member (i.e., employee) relations, culture, and morale;
•	human resource practices designed to attract and retain qualified members at all levels;
•	human resources policy and related regulatory compliance issues;
•	compensation and benefits practices; and
•	the selection, performance, development, and succession of the CEO and other executive officers.
The Compensation Committee met five times during 2025.
Governance Committee
The Governance Committee is responsible for, among other matters, fulfilling the Board’s oversight responsibilities relating to:
•	identifying individuals qualified to serve as directors consistent with criteria approved by the Board;
•	recommending to the Board the director nominees for annual meetings of the shareholders;
•	developing, monitoring, and evaluating corporate governance practices;
•	evaluating the Board and its committees; and
•	overseeing the finance policy, shareholder engagement policy, and capital structure of the Corporation, including merger and acquisition activity.
The Governance Committee fulfills the role of the Corporation’s nominating committee. The Governance Committee has evaluated and recommended to the Board each of the nominees named in this Proxy Statement for election to the Board at the Annual Meeting. The Governance Committee met four times during 2025.
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CORPORATE GOVERNANCE
Board Leadership Structure
The Board recognizes that one of its key responsibilities is to evaluate and determine a suitable Board leadership structure. The Board believes its leadership structure best serves the objectives of the Board’s oversight of management and ability to carry out its roles and responsibilities on behalf of the shareholders under current circumstances.
The Board has determined its current structure, with combined Chairman of the Board and Chief Executive Officer (“CEO”) roles and a Lead Director, together with the exercise of key oversight responsibilities by its independent directors, is in the best interests of the Corporation and its shareholders. The Board believes maintaining combined Chairman and CEO positions is currently the most effective leadership structure for the Corporation given Mr. Lorenger’s in-depth knowledge of the Corporation’s business and industry, his ability to formulate and implement strategic initiatives, and his extensive contact with and knowledge of customers. As CEO, Mr. Lorenger is intimately involved in the day-to-day operations of the Corporation and is therefore able to effectively elevate the most critical business issues for consideration by the Board’s independent directors and is best positioned to oversee the execution of strategy across the Corporation’s business to maximize long-term shareholder value.
Pursuant to the Corporate Governance Guidelines, when the position of Chairman of the Board is not held by an independent director, as in the current leadership structure, a Lead Director will be appointed annually. Miguel Calado currently serves as the Lead Director until his retirement from the Board as of the Annual Meeting date, at which time his successor will be appointed. Under the Corporate Governance Guidelines, the Lead Director’s role is to aid and assist the Chairman and the Board in assuring effective corporate governance in overseeing the affairs of the Board and the Corporation. The Lead Director’s responsibilities include:
•	presiding at all meetings of the independent directors;
•	communicating to the Chairman and the CEO the substance of the discussions and consensus reached at meetings of the independent directors;
•
encouraging the independent directors and the Chairman and the CEO to communicate with each other at any time and to act as the principal liaison between the independent directors and the Chairman and the CEO on sensitive issues;

•	providing input to the Chairman and the CEO on preparation of agendas for Board and committee meetings;
•	presiding at Board meetings when the Chairman is not in attendance;
•	acting as the spokesperson for the Corporation in the event the Chairman is unable to act due to conflict of interest or incapacity; and
•	receiving and responding to communications from interested parties to the independent directors.
The Corporation maintains governance structures and processes intended to ensure the independence of the Board, eliminate conflicts of interest, and prevent dominance of the Board by management. The Board and the Governance Committee have assembled a Board comprising sophisticated directors who currently are or recently have been leaders of major companies or institutions, are independent thinkers, and have a wide range of expertise and skills.
The Board regularly meets in executive session without the presence of management or the CEO. During 2025, the Lead Director presided over these meetings and conveyed the Board’s guidance and feedback to the CEO and management team. Further, the Board has regular and complete access to the Corporation’s management team. At each Board and committee meeting, the Board receives information and insight from management on matters impacting the Corporation.
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Board’s Role in Risk Oversight
The Board administers its risk oversight role primarily through its committee structure and the committees’ regular reports to the Board at each quarterly Board meeting. The Board has designated the primary responsibility for overseeing risk management to the Audit Committee.
The Audit Committee meets regularly during the year and discusses with management, including the Corporation’s Vice President, Internal Audit, and the Corporation’s independent registered public accounting firm:
•	current business trends affecting the Corporation;
•	major risks facing the Corporation;
•	steps management has taken to monitor and mitigate the risks; and
•	adequacy of internal controls that could significantly affect the Corporation’s financial statements.
At least annually, the Board discusses with management the appropriate level of risk relative to corporate strategy and business objectives and reviews with management the Corporation’s existing risk management processes, and their effectiveness. The Audit Committee also reviews the Corporation’s enterprise risk management process for identification of, and response to, major risks. The Audit Committee provides the Board with a report concerning its risk oversight activities at each quarterly Board meeting. Each key risk identified for the Corporation is referred to the Board or assigned to a committee of the Board for oversight and each committee regularly reports to the Board regarding these risks.
Cybersecurity risk management remains an area of particular focus for the Board and management. Management updates the Board and the Audit Committee on cybersecurity risk management at least quarterly, and significant cybersecurity events are reviewed with the Board. The Corporation has a dedicated team within the Information and Digital Technology department that oversees and implements cybersecurity management, compliance with applicable data protection and data privacy requirements, and incident response and crisis management plans.
As described below, the Compensation Committee is responsible for overseeing management of risks related to the Corporation’s compensation policies and practices.
Board’s Role in Oversight of Artificial Intelligence
The Board oversees the Corporation’s governance of artificial intelligence (“AI”) and related risks and reviews the AI strategy with senior leadership, including the Vice President, Artificial Intelligence. The Corporation has adopted policies and procedures relating to AI development, deployment, and monitoring aligned with its principles for the responsible use of AI.
Board’s Role in Oversight of Corporate Social Responsibility
The Board oversees the Corporation’s corporate social responsibility (“CSR”) strategy and program, which encompass the Corporation’s publicly announced environmental, social, and governance goals to address climate change, reduce waste and energy use, evaluate and reduce use of chemicals impacting the ecosystem, source 100 percent renewable electricity, work with our supply chain to achieve ethical and sustainable material sourcing, and invest in the Corporation’s communities. In addition, the CSR strategy includes programs focused on people and organizational development.
The Board has delegated responsibility for overseeing elements of the Corporation’s CSR program to its committees, which regularly report to the Board regarding these program elements. The Audit Committee is charged with overseeing required regulatory compliance and disclosures, the Compensation Committee is charged with overseeing the member and organizational development programs, human capital, and member wellness and development efforts, and the Governance Committee is charged with overseeing all other elements of the Corporation’s CSR program, including occupational health,
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safety, sustainability, and impacts and other matters relating to climate change. The Board monitors and evaluates the impact of the Corporation’s CSR efforts and strives for continual improvement in social responsibility benchmarks. The chart below shows the distribution of responsibility for these program elements among the Board and its committees.

CSR	Board	Audit	Compensation	Governance
Product Efficiency and Innovation	•
Energy Management				•
Waste Management				•
Climate Change / Sustainability				•
Water Stewardship				•
Product Lifecycle Management and Materials Sourcing				•
Culture and Values	•
Member Wellness			•
Safety and Occupational Health				•
Pay Equity			•
Member Training and Development			•
Benefits and Pension			•
Product Safety	•
Supply Chain	•
Community Involvement and Charitable Giving				•
Regulatory Compliance and Disclosures		•
The Corporation’s commitment to CSR focuses on three elements: respecting members; reducing impacts; and redefining tomorrow. The Corporation is taking action in these areas through the development of environmental, social, and governance goals and implementation of teams responsible for driving engagement throughout its businesses.
The Corporation strives for improvement and finding ways to positively impact the planet, operate responsibly, and contribute to communities where it operates. The Corporation is taking action to: (1) address climate change by adopting science-based targets; (2) improve organizational culture through programs focused on people and organizational development; and (3) minimize the impacts of its operations by reducing energy use and waste. More information about the Corporation’s CSR goals and progress can be found in the CSR Report, which is available at the Corporation’s corporate website.
In 2025, the Corporation received multiple third-party recognitions reflecting strong environmental, social, and governance performance across the enterprise. HNI earned a Bronze sustainability rating from EcoVadis, placing the Corporation among the top 35% of companies assessed globally, and achieved Prime status from ISS ESG, indicating performance that meets ambitious ESG standards relative to industry peers. For the seventh consecutive year, HNI was named to Newsweek’s list of America’s Most Responsible Companies, which evaluates the 600 most responsible companies among the 2,000 largest U.S. public companies by revenue. HNI was also recognized by TIME and Statista as one of America’s Best Mid-Size Companies 2025 and one of the World’s Best Companies for Sustainable Growth 2026.
Steelcase also received notable global recognition for its sustainability transparency, reputation, and responsible business practices. Steelcase was recognized as a CDP Discloser 2025 for climate-related transparency, was named one of the World’s Most Admired Companies by Fortune for the 20th consecutive year, and earned a Gold sustainability rating from EcoVadis, placing Steelcase among the top-performing companies assessed globally. Together, these recognitions reflect the strength of the combined organization and its commitment to transparency, responsible growth, and long-term value creation.
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Processes and Procedures for the Consideration and Determination of Executive Compensation
In establishing and reviewing the Corporation’s executive compensation program and risks related to compensation matters, a senior management team, under the oversight of the Compensation Committee, annually conducts a risk assessment of the Corporation’s compensation policies and practices to ensure they do not encourage excessive risk taking by members which could result in a material adverse effect on the Corporation. Based on this most recent compensation risk assessment, both management and the Compensation Committee believe the risks arising from the Corporation’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Corporation.
The Compensation Committee is responsible for developing and implementing the Corporation’s compensation policies and programs for the CEO and other executive officers, as further discussed in the Compensation Discussion and Analysis (“CD&A”), which begins on page 28 of this Proxy Statement.
Policy for Review of Transactions with Related Persons
The Corporation has adopted a written policy for reviewing and approving transactions between the Corporation and its related persons, including executive officers, directors, director nominees, shareholders beneficially owning greater than five percent of the Corporation’s voting securities, and any immediate family members or controlled affiliates of the foregoing. The policy applies to transactions, arrangements, or relationships:
•	involving more than $100,000;
•	in which the Corporation, or one of its affiliates, is a participant; and
•	in which a related person could have a direct or indirect material interest.
The policy does not apply to certain compensation payments approved by the appropriate committee of the Board, transactions available to all other shareholders or members on the same terms, transactions with an entity in which the related person’s interest is only as a director or a less than 10 percent owner, or transactions in which the rate charged by a related person is determined by competitive bid.
The Corporation’s General Counsel performs the initial review of all transactions subject to the policy. Each quarter, the General Counsel reports to the Audit Committee each known transaction to be considered by the Audit Committee pursuant to the policy, including the proposed aggregate value of each transaction and any other relevant information. After review, the Audit Committee approves, ratifies, or disallows each transaction in accordance with the policy and as required by NYSE rules.
If the General Counsel learns of an ongoing or completed transaction, arrangement, or relationship not submitted for prior review and approval, the General Counsel will submit it to the Audit Committee for ratification, amendment, rescission, or termination.
During the Corporation’s 2025 fiscal year, there were no transactions with related persons required to be reported in this Proxy Statement.
Securities Trading Policy
The Corporation has adopted a Policy on Securities Trades by Directors, Officers and Members governing the purchase, sale and other dispositions of the Corporation’s securities by its directors, officers, employees and other covered persons that the Corporation believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Corporation. A copy of the Corporation’s policy is filed as Exhibit 19 to its Annual Report on Form 10-K. It is the Corporation’s policy to engage in transactions in its own securities in compliance with insider laws, rules and regulations.
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Anti-Hedging and Anti-Pledging Policy
The Corporation’s insider trading policy referred to above prohibits hedging and pledging transactions. Specifically, the Corporation prohibits officers and other members, directors, or their designees from hedging their ownership of the Corporation’s common stock (including through use of prepaid variable forwards, equity swaps, collars, and exchange funds), engaging in short sales or purchasing put or call options, pledging their shares of the Corporation’s common stock, holding them in a margin account, or engaging in short-term transactions with shares of the Corporation’s common stock.
Shareholder Outreach and Engagement
The Corporation has a philosophy of direct engagement, open communication, and transparency with its shareholders. Shareholders provide valuable insights into emerging issues and feedback on the Corporation’s performance. In 2025, members of the Corporation’s senior management met with many shareholders both in person and virtually. In addition, the Chairman and CEO and the Chief Financial Officer maintain contact with many of our largest shareholders to discuss topics, including financial performance, risk management, corporate governance, and environmental and social matters.
Shareholder Communications with the Board
Shareholders and other interested parties who wish to communicate with the Board, or with any specified director or directors, should send an email to BoardofDirectors@hnicorp.com or mail a letter to the Board of Directors, c/o Corporate Secretary, HNI Corporation, 600 East Second Street, Muscatine, Iowa 52761, with a request to forward the communication to the intended recipient. Communications received will be reviewed by the office of the Corporate Secretary for the sole purpose of determining whether the contents are a message to the Board or any director and whether such message is appropriate. Communications not in the nature of advertising or promotions of a product or service, and not otherwise deemed inappropriate, will be promptly forwarded to the appropriate party.
Member Culture
The foundation of the Corporation’s strategy continues to be its distinct culture, which has enabled HNI to attract, develop, retain, and motivate skilled, experienced, and efficient members, which is a term used by the Corporation to refer to its employees, and which drives a unique level of commitment to the Corporation’s success
DIRECTORS
The Board is divided into three classes. One class is elected each year for a term of three years. The current Board members serve for three-year terms expiring at the annual meeting of shareholders in 2026, 2027, and 2028, respectively. Three directors whose terms expire at the Annual Meeting are standing for reelection at the meeting.
The Board and the Governance Committee have adopted guidelines for identifying and evaluating director candidates. Under these guidelines, the Governance Committee considers the mix of director characteristics, experiences, perspectives, and skills appropriate for the Corporation. The Governance Committee reviews these factors and others considered useful by the Governance Committee in assessing the perceived needs of the Board and the Corporation from time to time. The Governance Committee may use a variety of means to identify potential nominees, including recommendations from the Chairman, directors, or others associated with the Corporation. The Governance Committee may retain third-party search firms to identify potential nominees based on the Corporation’s established criteria for director candidates discussed above. The Governance Committee screens potential candidates and recommends suitable candidates to the Board for nomination.
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Mr. Brown and Ms. Williams were each appointed to the Board and its committees on December 10, 2025, in accordance with requirements of the Agreement and Plan of Merger, dated as of August 3, 2025, among HNI, Steelcase and two HNI merger subsidiaries pursuant to which the Corporation acquired Steelcase. Mr. Brown was designated for appointment to the class of directors with terms expiring at the 2027 annual meeting of shareholders and to the Compensation Committee, and Ms. Williams was designated for appointment to the class of directors with terms expiring at the 2028 annual meeting of shareholders and to the Audit Committee.
The Corporation requires candidates to possess the highest personal and professional integrity and ethics and be willing and able to devote the required time to the Corporation. The Corporation believes its directors should have varied and complementary backgrounds, which together build the overall strength of the Board.
The Governance Committee evaluates candidates recommended by the Corporation’s shareholders using the same criteria as those used to evaluate candidates described above, as well as additional information with respect to the candidates recommended by shareholders required to be provided to HNI under the Corporation’s By-laws (“By-laws”).
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Summary of Individual Director Primary Skills, Core Competencies, and Attributes
The following matrix identifies the primary skills, core competencies, and other attributes identified by the Governance Committee each director named below brings to his or her service on the Corporation’s Board and its committees. Each director possesses other skills and competencies.

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Skills, Competences, and Attributes	Relevance to HNI
Financial Reporting Accounting / Auditing Capital Structure
As a public company, we are subject to complex financial and regulatory requirements. Experience is important to HNI’s use of financial metrics to accurately and transparently measure and report performance, assess strategic opportunities and allocate capital. Qualifications include executive level responsibility for the accounting, finance or audit function of a large organization, related senior level academic experience, and relevant professional licensing.

People Development
We seek to employ and retain the best talent to lead and drive our businesses. Knowledge and experience with human resource management and executive compensation help us recruit, retain, and develop key talent essential to our operations, growth and long-term value creation. Qualifications include executive level responsibility for people and organizational development.

CEO / Executive Management Public Company
Experience leading a large, widely-held organization provides practical insights on the need for transparency, accountability, integrity, and understanding of the complex interrelated aspects of our company. Qualifications include acting as Chief Executive Officer, or Senior or Executive Vice President of a large or medium-size public company with significant leadership responsibility.

Consumer / Sales / Marketing
We strive to provide our customers with the best customer service in the industry and make their experience dealing with us convenient and easy. Experience in customer services, marketing, or consumer retail business helps strengthen our focus on these objectives. Qualifications include extensive executive level experience developing and managing the marketing, sales or merchandising functions of a large consumer focused organization.

Corporate Governance / Risk Management / Legal
As a public company, we expect effective oversight and transparency, and our stakeholders demand it. Experience in public company governance and other professional governance organizations helps guide our practices. Risk oversight and management experience informs our enterprise risk management process and the identification and mitigation of material risks. Qualifications include executive level responsibility for effective governance or risk management at a large organization, or related senior level academic experience.

Technology / Digital Data / E-Commerce / Cybersecurity
To meet the requirements of rapidly changing markets, development and use of digital technology, enabled e-commerce platforms, and data analytics are important to serve our customers. Skill with digital, data, e-commerce, mobile consumer experience and marketing provides valuable insights. Qualifications include executive level experience developing and utilizing technology tools and data to transform business operations and enhance customer experience, or related senior level academic experience.

International
With global operations in several countries, international experience helps us understand opportunities and challenges. Qualifications include executive level responsibility for large scale international business operations or functions with extensive experience doing business in multiple jurisdictions.

Corporate Social Responsibility / Sustainability / Climate
As a public company, we strive to be a force for good in our communities. This means constantly working to reduce our impact on the environment, developing sustainable products and manufacturing processes, and fostering worthy causes. Experience developing sustainability programs and leading change for the betterment of society help set our direction and guide our practices. Qualifications include executive level responsibility for corporate social responsibility or sustainability at a large organization, or related senior level academic experience.

Manufacturing / Engineering Lean Operations
We have significant manufacturing operations practicing advanced “Lean” processes requiring sophisticated, interconnected logistics. Experience informs HNI’s ongoing commitment to maintaining and strengthening our manufacturing excellence and reliability. Qualifications include executive level responsibility for extensive manufacturing or engineering operations with large organizations and lean expertise.

Distribution / Fulfillment / Supply Chain
We operate a complex distribution and fulfillment network to ensure efficient, convenient delivery of our products to customers. Experience with complex, multi-channel fulfillment is important to the effective operation of our network. Qualifications include executive level responsibility for distribution and fulfillment networks of large, complex organizations.

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The following charts provide more information about the Corporation’s Board members.

Board Characteristics

Ethnicity*

South Asian
Caucasian

* based on self-identification

Gender

Women
Men

Age

40's
50's
60's

Tenure

0-5 Years
6-9 Years
10+ Years

Independence

Independent
Non-Independent

Director Independence
Under the Corporation’s Corporate Governance Guidelines, at least three-fourths of the directors must be considered independent under the NYSE rules and applicable law. The Board has affirmatively determined that Ms. Bell, Mr. Brown, Ms. Jones, Mr. Hallinan, Mr. Porcellato, Mr. Hartnett, Mr. Roberts, Ms. Sivajee, and Ms. Williams, constituting nine of the Corporation’s ten directors who will continue serving on the Board after the Annual Meeting, if the nominees are reelected, are independent under NYSE rules and the standards for independent directors established in the Corporation’s Corporate Governance Guidelines, which incorporate the director independence requirements set forth in the NYSE rules. The NYSE rules provide that, in order to determine that a director is independent, the Board must determine the director has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). In accordance with NYSE rules, when assessing the materiality of a director’s relationship (if any) with the Corporation, the Board considers materiality both from the standpoint of the director and from the standpoint of persons or organizations with which the director has an affiliation.
Director Biographies
The following biographies describe, as of March 25, 2026, the skills, qualities, attributes, and experience of each director serving on the Board who will continue serving after the Annual Meeting if the nominees are reelected. The Board believes each director is qualified for service due to the skills, experience, and other attributes reflected in such director’s biography below.
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Directors Standing for Election
Mr. Hartnett, Mr. Porcellato, and Ms. Sivajee constitute a class of directors whose terms will expire at the Annual Meeting. Each has been nominated for reelection by the Board.

John R. Hartnett, age 65, has been a director of the Corporation since August 2016. Prior to his retirement in April 2022, Mr. Hartnett was Executive Vice President at Illinois Tool Works Inc. (“ITW”), a Fortune 200 global multi-industry manufacturing leader of engineered components and systems. Over the course of his 42 years with ITW, he served in various leadership roles including serving as the EVP of the Global Welding Segment and EVP of the Global Construction Products segments. Prior to becoming EVP, Mr. Hartnett was group President in the Industrial Packaging segment, and the Polymer and Fluids segment. Mr. Hartnett brings significant experience in all aspects of business operations, including multiple industries, global businesses, operational excellence, acquisitions and divestitures, product development, strategic marketing, and financial management and performance. Mr. Hartnett currently serves as Chair of the Audit Committee and qualifies as an “audit committee financial expert” as defined in SEC rules.

Larry B. Porcellato, age 67, has been a director of the Corporation since August 2004. Mr. Porcellato was Chief Executive Officer of The Homax Group, Inc. (“Homax”), a leading specialty application consumer products supplier to the home care and repair markets, a role from which he retired in July 2014. Previously, he was an independent business consultant and Chief Executive Officer of ICI Paints North America (“ICI Paints”). From 2008 to 2020, he was a director of OMNOVA Solutions, Inc., an innovator of emulsion polymers, specialty chemicals and decorative and functional surfaces, and a former director of privately held PSAV Holding LLC, an international, full-service technology in-house audiovisual provider. Mr. Porcellato brings to the Board chief executive officer experience in the building products industry through his former leadership of Homax and his former role as Chief Executive Officer of ICI Paints and financial expertise derived primarily from his service on the audit committee of another public company and previous finance and division leadership roles at other public companies. He also brings to the Board international and marketing expertise derived primarily from his service in various international and marketing roles at Rubbermaid Incorporated and Braun Canada Inc. and corporate governance experience through his service on the compensation and governance committees of another public company. Mr. Porcellato currently serves on the Compensation Committee.

Dhanusha Sivajee, age 48, has been a director of the Corporation since July 2019. Since 2024, Ms. Sivajee has been the Chief Experience Officer of Tegna Inc., a broadcasting, digital media, and marketing services company. From 2021 to November 2024, Ms. Sivajee served as the Chief Marketing Officer of Angi Inc., a comprehensive provider of services and solutions for homes. From 2014 to 2021, Ms. Sivajee was Chief Marketing Officer at The Knot Worldwide, an online provider of wedding and other life event planning services. Ms. Sivajee brings to the Board extensive strategically-driven marketing and transactional marketplace experience from more than 20 years working across media and e-commerce industries. Ms. Sivajee currently serves on the Audit Committee.

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Continuing Directors
Ms. Bell, Mr. Brown, Ms. Jones, and Mr. Hallinan constitute a class of directors whose terms will expire at the Corporation’s 2027 annual meeting of shareholders.

Mary A. Bell, age 65, has been a director of the Corporation since November 2006. Ms. Bell has also served as a director of PPC Partners, the holding company for several leading electrical, mechanical, automation, and construction companies, since June 2019. She served as a director of Husco International Inc., a privately-owned company specializing in hydraulic and electro-mechanical control systems, from November 2015 until July 2025. Prior to her retirement in July 2015, Ms. Bell was a Vice President of Caterpillar, the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. From 2004 to 2007, she was the Vice President of Caterpillar’s Logistics Division and served as Chairman and President of Cat Logistics Services, Inc., formerly a wholly owned subsidiary of Caterpillar. Ms. Bell brings to the Board considerable logistics, manufacturing and dealer channel expertise and general management experience derived primarily from her service in various roles at Caterpillar. She currently serves as Chair of the Governance Committee.

Timothy C. E. Brown, age 63, has been a director of the Corporation since December 2025. Mr. Brown served as a director of Steelcase from 2016 until our acquisition of Steelcase in December 2025. Mr. Brown has served as Chair Emeritus of IDEO LP (“IDEO”), a global innovation and design firm, since March 2024 and as Vice Chair of kyu, a collective of creative organizations, since 2020. He was Chief Executive Officer and President of IDEO from 2000 to 2019, after which he served at IDEO as Chair (from 2023 to 2024), Co-Chair (during 2023), Chair and Co-Chief Executive Officer (from 2022 to 2023) and Executive Chair (from 2019 to 2022). Mr. Brown brings to the Board global experience, a background in innovation and technology, and experience as the chief executive officer of a global company.

Mary K.W. Jones, age 57, has been a director of the Corporation since February 2016. From 2013 to April 2024, Ms. Jones served as Senior Vice President, General Counsel and Worldwide Public Affairs of Deere & Company (“Deere”), a world-leading provider of advanced products and services for agriculture, construction, forestry and turf care. From 2010 through 2012, she served as Deere’s Vice President, Global Human Resources. Ms. Jones brings to the Board significant risk management, corporate governance and general legal expertise, derived largely from her role leading the Deere compliance and legal functions. In addition, she contributes significant expertise in the areas of talent strategy, executive succession planning and compensation, derived from her former role as Deere’s Vice President, Global Human Resources. Ms. Jones currently serves as Chair of the Compensation Committee.

Patrick D. Hallinan, age 58, has been a director of the Corporation since September 2022. Since April 2023, Mr. Hallinan has served as Executive Vice President, Chief Financial Officer, of Stanley Black & Decker, a manufacturer of industrial tools and household hardware. In January 2026, his role was expanded to Executive Vice President, Chief Financial Officer, and Chief Administrative Officer. From 2017 to April 2023, Mr. Hallinan served as the Senior Vice President and Chief Financial Officer of Fortune Brands Home & Security, Inc., a manufacturer of home and security products, and from 2013 to 2017, as the company’s Senior Vice President – Finance and as Chief Financial Officer of its plumbing segment. Mr. Hallinan brings to the Board extensive expertise in finance, business strategy, general management, and business leadership derived from his service at Fortune Brands and Stanley Black & Decker. Mr. Hallinan currently serves on the Audit Committee and qualifies as an “audit committee financial expert” as defined in SEC rules.

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Mr. Lorenger, Mr. Roberts, and Ms. Williams constitute a class of directors whose terms will expire at the Corporation’s 2028 annual meeting of shareholders.

Jeffrey D. Lorenger, age 61, the Corporation’s President and Chief Executive Officer, has been a director since April 2018. On February 12, 2020, Mr. Lorenger was elected to serve as Chairman of the Board. Mr. Lorenger has worked for the Corporation for more than 20 years. Prior to his current role as President, Chief Executive Officer and Chairman, Mr. Lorenger held multiple executive level positions including President, Office Furniture, from 2017 to 2018; President, Contract Furniture, from 2014 to 2017; and President, Allsteel from 2008 to 2014. Mr. Lorenger has also held positions as Vice President, Sales and Marketing for The HON Company and Vice President, General Counsel and Secretary for HNI Corporation. On February 1, 2024, Mr. Lorenger joined the Board of Directors of THOR Industries, the world’s largest manufacturer of recreational vehicles. Mr. Lorenger also is a member of the board of directors for the Business and Institutional Furniture Manufacturers Association and a member of the Tippie Advisory Board at the College of Business, University of Iowa.

David M. Roberts, age 55, has been a director of the Corporation since June 2024. Since 2018, Mr. Roberts has been the President and Chief Executive Officer of Verra Mobility Corporation, a leading global provider of smart mobility technology solutions, including commercial fleet and toll management, automated safety and traffic enforcement, and commercial parking management. From August 2014 to May 2018, Mr. Roberts served as the Chief Operating Officer of American Traffic Solutions, Verra Mobility’s predecessor company. Mr. Roberts brings to the Board technology and innovation experience, as well as strategic business management skills, derived primarily from his leadership roles at Verra Mobility Corporation. Mr. Roberts currently serves on the Governance Committee.

Linda K. Williams, age 56, has been a director of the Corporation since December 2025. Ms. Williams served as a director of Steelcase until our acquisition of Steelcase in December 2025. Ms. Williams has served as Vice President, Global Head of FP&A Finance, Google Cloud of Google LLC since January 2024. Prior to that service, she was Vice President, Global Head of Go-to-Market Finance, Google Cloud of Google from 2021 to 2024. Before joining Google, Ms. Williams served with Hewlett Packard Enterprise (and its predecessor companies) from 1997 to 2021, serving as Senior Vice President, HPE Products and Services Chief Financial Officer in 2021, Chief Audit Executive and Vice President of Enterprise Risk Management from 2019 to 2021, and Vice President and Chief Financial Officer, HPE Pointnext Services Division from 2015 to 2019. Ms. Williams brings to the Board experience in a variety of financial, audit, and risk management roles at global public companies.

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Committee Membership
The following table identifies the current committee members. As discussed above, the Board has determined all committee members are independent in accordance with the NYSE rules and applicable SEC rules.

Director	Audit Committee	Human Resources and Compensation Committee	Public Policy and Corporate Governance Committee
Mary Bell			•
Timothy Brown		•
Miguel Calado*			•
Cheryl Francis		•
John Hartnett	•
Patrick Hallinan	•
Mary Jones			•
Larry Porcellato		•
David Roberts		•
Dhanusha Sivajee	•
Linda Williams	•

•	Committee Chair
•	Committee member
*	Lead Director

DIRECTOR COMPENSATION
Non-Employee Director Compensation
The Governance Committee is responsible for annually reviewing compensation paid to non-employee directors for service on the Board and for recommending to the Board changes in such compensation, if appropriate. The Corporation’s CEO does not receive any compensation for his services as a director. The Board is responsible for approving director compensation based on recommendations by the Governance Committee. Neither the Governance Committee nor the Board delegates its authority with respect to setting director compensation to any other person or group. However, the Corporation’s management may, at the request of the Governance Committee, assist the Governance Committee in its review of director compensation, which may include recommending changes to such compensation. Although it has not done so in recent periods, the Governance Committee has authority to retain a consultant to assist in the evaluation of the compensation and benefits for directors and to approve the consultant’s fees and other retention terms.
For 2025, each non-employee director received an annual retainer of $214,000, of which $84,000 was paid in cash in equal installments of $21,000 after each quarterly Board meeting and $130,000 was paid in the form of common stock issued under the Amended and Restated 2017 Equity Plan for Non-Employee Directors (“Equity Plan”) following the May Board meeting.
The Lead Director receives an additional annual cash retainer of $30,000. The Chair of the Audit Committee receives an additional annual cash retainer of $20,000. The Chair of the Compensation Committee and the Chair of the Governance Committee each receive an additional annual cash retainer of $15,000. Cash retainers for the Lead Director and Chairs are paid in equal installments after each quarterly Board meeting. Directors also are reimbursed for travel and related expenses incurred to attend meetings.
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The Corporation requires each non-employee director to own common stock of the Corporation with a market value of five times or more the cash portion of the annual retainer. To promote common stock ownership, non-employee directors who have not yet met this minimum share holding requirement are required to receive one-half of the cash portion of their annual retainer in the form of shares of common stock issued under the Equity Plan or, to the extent the director participates in the Corporation’s Directors Deferred Compensation Plan (“Directors Deferred Plan”), in the form of nonvoting share units to be credited to the director’s account under the Directors Deferred Plan.
Under the Equity Plan, non-employee directors may elect to receive all or a portion of their cash retainers in the form of shares of common stock. Under the Directors Deferred Plan, each director may elect to defer up to 100% of the director’s retainers. Amounts may be deferred to a cash account earning interest at a rate set each year at 1% above the prime interest rate or to the Corporation’s notional stock account in the form of nonvoting share units that fluctuate in value based on the price increase or decrease of the common stock and earn dividends paid to all shareholders. The dividends are automatically reinvested for each participant to acquire additional nonvoting share units. For any cash compensation deferred to the Corporation’s notional stock account, the number of nonvoting share units is determined by dividing the amount of the compensation by the fair market value of a share of common stock on the date the compensation would have otherwise been paid. Each director participating in the Directors Deferred Plan elects, on an annual basis, whether to receive the deferred amount in a lump-sum distribution or in a distribution of annual installments, not to exceed 15. In addition, each non-employee director is eligible to receive awards of stock options to purchase common stock, restricted stock or common stock grants, or any combination thereof, under the Equity Plan in amounts authorized by the Board.
As of the March 24, 2026, Record Date, the Corporation has never issued stock options or restricted stock to the non-employee directors and all shares of common stock issued to directors in lieu of cash retainer amounts were fully vested upon issuance.
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Director Compensation for 2025

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Mary Bell	98,750	130,000	4,038	2,719	235,507
Timothy Brown(5)	14,000	54,167	—	—	68,167
Miguel Calado	113,750	130,000	—	2,719	246,469
Cheryl Francis	83,750	130,000	—	2,719	216,469
Patrick Hallinan	83,750	130,000	—	2,719	216,469
John Hartnett	103,750	130,000	—	2,719	236,469
Mary Jones	87,500	130,000	—	2,719	220,219
Larry Porcellato	95,000	130,000	1,618	2,719	229,337
David Roberts	83,750	130,000	—	2,719	216,469
Dhanusha Sivajee	83,750	130,000	—	2,719	216,469
Abbie Smith (6)	20,750	—	—	—	20,750
Linda Williams (7)	14,000	54,167	—	—	68,167

Notes
(1)
For 2025, the non-employee directors listed in the table above each earned the following fees paid in cash: Ms. Bell - $83,750 annual retainer plus $15,000 for service as Chair of the Governance Committee; Mr. Brown - $14,000 annual retainer for service beginning on December 10, 2025; Mr. Calado - $83,750 annual retainer plus $30,000 retainer for service as Lead Director; Ms. Francis - $83,750 annual retainer; Mr. Hallinan - $83,750 annual retainer; Mr. Hartnett - $83,750 annual retainer plus $20,000 retainer for service as Chair of the Audit Committee; Ms. Jones - $83,750 annual retainer plus $3,750 retainer for service in the first quarter as Chair of the Compensation Committee; Mr. Porcellato - $83,750 annual retainer plus $11,250 retainer for service in the second, third, and fourth quarters as Chair of the Compensation Committee; Mr. Roberts - $83,750 annual retainer; Ms. Sivajee - $83,750 annual retainer; Ms. Smith - $20,750 annual retainer for her service in the first quarter prior to her retirement; and Ms. Williams - $14,000 annual retainer for service beginning on December 10, 2025; Mr. Brown received 50% of the fees earned or paid in cash in the form of 139 shares of common stock under the Equity Plan. Mr. Hartnett received 50% of the fees earned or paid in cash in the form of 1,152 shares of common stock under the Equity Plan. Mr. Roberts received 50% of the fees earned or paid in cash in the form of 930 shares of common stock under the Equity Plan. Ms. Williams received 50% of the fees earned or paid in cash in the form of 139 shares of common stock under the Equity Plan.

(2)
Represents the equity portion of the annual retainer paid in the form of a $130,000 common stock grant under the Equity Plan authorized by the Board on May 13, 2025. Each non-employee director serving on the Board as of May 15, 2025 was issued 2,666 shares of common stock at a price of $48.76 (the closing price of a share of common stock as reported on the NYSE on the date of grant, May 13, 2025) for a total grant date fair value of $129,994, as computed in accordance with FASB Accounting Standards Codification Topic 718. The difference between the $130,000 common stock grant authorized by the Board and the actual value of common stock issued was approximately $6. As the Corporation issues fractional shares only under the Directors Deferred Plan, and not under the Equity Plan, the Corporation paid each non-employee director serving on the Board as of May 13, 2025, $6 in the form of cash in lieu of a fractional share for those non-employee directors who did not elect to defer their common stock grant under the Directors Deferred Plan. There are no unexercised option awards or unvested stock awards outstanding as of the end of 2025 for any of the directors. Mr. Brown and Ms. Williams each received an equity award for the equity portion of their 2025 annual retainers authorized by the Board on February 18, 2026. Each such director was issued 1,080 shares of common stock at a price of $50.14 (the closing price of a share of common stock as reported on the NYSE on the date of grant, February 18, 2026) for a total grant date fair value of $54,151, as computed in accordance with FASB Accounting Standards Codification Topic 718. The difference between the $54,167 common stock grant authorized by the Board and the actual value of common stock issued was approximately $16, which was paid to each such director in the form of cash in lieu of a fractional share.

(3)
Includes above-market interest earned on cash compensation deferred under the Directors Deferred Plan. Interest on deferred cash compensation is earned at one percent over the prime rate. Above-market earnings represent the difference between the interest earned under the Directors Deferred Plan and the applicable federal long-term rate of 120%. Above-market interest earned by Ms. Bell is for cash compensation deferred prior to January 1, 2021, and interest earned by Mr. Porcellato is for cash compensation deferred prior to January 1, 2007.

(4)
Value of dividends earned on the shares granted to directors in 2025. Shares were issued to Mr. Brown and Ms. Williams on February 18, 2026, for their service beginning December 10, 2025, and therefore did not earn dividends in 2025.

(5)	Mr. Brown was appointed to the board effective December 10, 2025.
(6)	Ms. Smith retired from the board effective May 15, 2025.
(7)	Ms. Williams was appointed to the board effective December 10, 2025.
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PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Proposal Summary
The Board has nominated incumbent directors John R. Hartnett, Larry B. Porcellato, and Dhanusha Sivajee for election to the Board at the Annual Meeting to serve for a term of three years expiring at the 2029 annual meeting of the shareholders.
Each nominee has been determined to be independent under the NYSE rules and applicable SEC rules. There are no family relationships between the Corporation’s executive officers and any nominee.
Nominees elected as directors at the Annual Meeting will hold office for the indicated term or until their respective successors are elected and qualified, subject to their prior death, resignation, or removal.
The Corporation believes each nominee listed above will be available to serve if elected. However, if any nominee becomes unavailable, the persons named as proxies have discretionary authority to vote for any substitute nominee approved by the Board. Any vacancies not filled at the Annual Meeting may be filled by the Board.
Required Vote
Each director nominee will be elected if the votes cast “FOR” such nominee’s election exceed the votes cast “AGAINST” such nominee’s election at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast either “for” or “against” a nominee’s election.
Recommendation of the Board

The Board recommends a vote “FOR” the election of each of the director nominees.

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Audit Committee Matters
AUDIT COMMITTEE REPORT
The Audit Committee consists of four members: John R. Hartnett, who serves as Chair of the Audit Committee, Patrick D. Hallinan, Dhanusha Sivajee, and Linda Williams. Each member is an independent director under NYSE and SEC rules. The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available at investors.hnicorp.com. The Board has determined that Patrick D. Hallinan and John R. Hartnett are “audit committee financial experts” as defined in SEC rules.
The Audit Committee has responsibility for selecting and evaluating the independent registered public accounting firm, which reports directly to the Audit Committee, overseeing the performance of the Corporation’s internal audit function, and assisting the Board in its oversight of enterprise risk management, including privacy, cybersecurity, and data security risk.
Management has primary responsibility for the Corporation’s consolidated financial statements and the overall reporting process, for maintaining adequate internal control over financial reporting and, with the assistance of the Corporation’s internal auditors, for assessing the effectiveness of the Corporation’s internal control over financial reporting. KPMG LLP (“KPMG”), the Corporation’s independent registered public accounting firm since 2015, is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), expressing an opinion as to the conformity of the consolidated financial statements with generally accepted accounting principles in the United States, and auditing management’s assessment of the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes and work with KPMG’s lead partner.
KPMG rotates its lead audit engagement partner every five years. The Audit Committee interviews proposed candidates and selects the lead audit engagement partner. The Audit Committee last selected a new KPMG lead audit engagement partner beginning with the fiscal year 2025 audit.
The Audit Committee and management engage in an annual review of KPMG. As part of that review, management prepares an assessment that includes the results of a management survey of KPMG’s overall performance, an analysis of KPMG’s fees and services, and risks that may impair KPMG’s ability to perform the audit. The Audit Committee considers management’s report, the continued independence of KPMG, and whether retaining KPMG is in the best interest of the Corporation and its shareholders. The annual review serves as the basis for the recommendation made by the Audit Committee and Board to the Corporation’s shareholders regarding the selection of the Corporation’s independent auditor.
The Audit Committee also oversees management’s processes to identify and quantify material risks facing the Corporation, including risks disclosed in the Corporation’s Annual Report on Form 10-K. The Audit Committee meets regularly with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, the evaluation of the Corporation’s internal control over financial reporting, and the overall quality of the Corporation’s accounting.
Management represented to the Audit Committee that the Corporation’s consolidated financial statements for the fiscal year ended January 3, 2026 were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG. Management has also represented it has assessed the effectiveness of the Corporation’s internal control over financial reporting, and has determined that, as of January 3, 2026, the Corporation maintained effective internal control over financial reporting. The Audit Committee has reviewed and discussed with management and KPMG this assessment. The Audit Committee has also discussed with KPMG its evaluation of the accounting principles, practices, and judgments applied by management, and any items required to be communicated to it by KPMG in accordance with regulations promulgated by the SEC and the PCAOB, including the matters required to be discussed by PCAOB Auditing Standard No. 1301. The Audit Committee reviewed and discussed the critical audit matters addressed in the audit and the relevant financial statement accounts or disclosures that related to each critical audit matter.
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The Audit Committee received and reviewed the written disclosures and the letter from KPMG required by the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG its independence. The Audit Committee also concluded that the provision of non-audit services by KPMG is compatible with maintaining their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board the consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026.
Audit Committee
John R. Hartnett, Chair
Patrick D. Hallinan
Dhanusha Sivajee
Linda K. Williams
AUDIT AND NON-AUDIT FEES
The following table sets forth the fees paid to KPMG as the Corporation’s independent registered public accounting firm for fiscal years 2025 and 2024:

Fee Category	2025	2024
Audit Fees (1)	$2,945,000	$3,150,000
Audit-Related Fees (2)	$660,000	$100,000
Tax Fees (3)	$25,000	$50,000
All Other Fees (4)	—	—
Total	$3,630,000	$3,300,000

Notes
(1)
Audit Fees relate to professional services provided in connection with the audit of the Corporation’s annual financial statements and internal control over financial reporting, review of quarterly financial statements and audit services provided in connection with other statutory and regulatory filings or engagements.

(2)	Audit-Related Fees relate to professional services provided that are reasonably related to the performance or review of the Corporation’s financial statements.
(3)	Tax Fees relate to professional services provided in connection with tax compliance, and tax consulting and planning services.
(4)	All Other Fees relate to professional services provided other than the services reported in the categories above.
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee is responsible for the negotiation and approval of all audit and non-audit engagement fees, terms and services. The Audit Committee has policies and procedures requiring pre-approval by the Audit Committee of any engagement of our independent registered public accounting firm to perform audit or permissible non-audit services. Between Audit Committee meetings, the Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve such services. The delegated member or members must report any such pre-approvals to the Audit Committee at its next scheduled meeting. All services performed by KPMG in 2025 were pre-approved by the Audit Committee.
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PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal Summary
The Audit Committee has re-appointed KPMG as the Corporation’s independent registered public accounting firm for the Corporation’s fiscal year ending January 2, 2027. KPMG has served as the Corporation’s independent registered public accounting firm since 2015. To ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the audit firm.
Based on its most recent evaluation of KPMG, the members of the Audit Committee believe the retention of KPMG is in the best interests of the Corporation and its stockholders. Although current law, rules and regulations, as well as the Audit Committee’s charter, require the Corporation’s independent registered public accounting firm to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter of stockholder concern and considers a proposal for stockholders to ratify this selection to be an opportunity for stockholders to provide direct feedback to the Corporation on an important issue of corporate governance. If the stockholders do not ratify the selection of KPMG, the Audit Committee will take the vote into consideration in determining whether to retain KPMG and whether to engage the firm in future years, but may continue to retain KPMG. If the appointment is ratified by stockholders, the Audit Committee in its discretion nevertheless may change the appointment at any time during the current fiscal year if it determines that a change would be in the best interests of the Corporation and its stockholders.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares voted at the Annual Meeting is required to adopt the Proposal. Abstentions and broker non-votes will not be counted for purposes of determining whether this Proposal has received sufficient votes for approval.
Recommendation of the Board

The Board recommends a vote “FOR” ratification of the appointment of KPMG as the Corporation’s independent registered public accounting firm for the fiscal year ending January 2, 2027.

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Executive Compensation
PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Proposal Summary
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the related rules of the SEC, shareholders have the opportunity to cast an annual advisory vote to approve Named Executive Officer compensation as disclosed pursuant to the compensation disclosure rules of the SEC, which includes the CD&A, the compensation tables, and the accompanying narrative disclosures.
The Corporation encourages shareholders to read the CD&A and other sections of this Proxy Statement describing how the Corporation’s executive compensation program operates. The Compensation Committee and the Board believe the Corporation’s compensation program is effective in creating long-term shareholder value and contributing to the Corporation’s continuing success.
Accordingly, shareholders are asked to approve the following resolution at the Annual Meeting:
RESOLVED, the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.
As an advisory vote, this proposal is not binding on the Corporation, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by our shareholders on this proposal and will carefully consider the outcome of this vote when making future compensation decisions for the Named Executive Officers.
Required Vote
The affirmative vote of the holders of a majority of the outstanding shares voted at the Annual Meeting is required to adopt the resolution. Abstentions and broker non-votes will not be counted for purposes of determining whether this Proposal has received sufficient votes for approval.
Recommendation of the Board

The Board recommends a vote “FOR” adoption of the resolution approving the compensation of the Named Executive Officers.

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This CD&A describes the key features of the Corporation’s executive compensation program and the Compensation Committee’s approach in determining 2025 compensation for the Named Executive Officers. The following executive officers served as Named Executive Officers throughout 2025:

Name	Position
Jeffrey D. Lorenger	Chairman, President and Chief Executive Officer, HNI Corporation
Vincent P. Berger II	Chief Financial Officer; Executive Vice President, HNI Corporation
Steven M. Bradford	Senior Vice President, General Counsel and Secretary, HNI Corporation
B. Brandon Bullock III	Chief Operating Officer, HNI Corporation
Jason D. Hagedorn	President, Workplace Furnishings

This CD&A is divided into four parts:
1.	Executive Compensation Overview
2.	Executive Compensation Objectives and Governance
3.	Executive Compensation Elements
4.	Additional Compensation Programs and Policies
Unless otherwise noted, references in this CD&A to 2025 or any other year are to the Corporation’s fiscal year, which is a 52/53 week fiscal year that ends on the Saturday closest to December 31. Fiscal year 2025 ended on January 3, 2026, Fiscal year 2024 ended on December 28, 2024, and fiscal year 2023 ended on December 30, 2023.
Fiscal Year 2025 Overview
The Corporation delivered strong results in 2025, achieving mid-single-digit organic sales growth and higher operating margins despite tariff-related pressures and a challenging macroeconomic backdrop. Profit in the Workplace Furnishings segment increased significantly, driven by higher volume, continued benefits from the acquisition of Kimball International in 2023, and operational productivity improvements. In the Residential Building Products segment, the Corporation experienced improved sales despite a challenging housing market. Profit in this segment improved, driven by price realization and higher volume. The Corporation’s consolidated results provided significant cash flows, and the Corporation ended the year with a strong balance sheet.
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1. Executive Compensation Overview
Primary Compensation Elements
The primary elements of the executive compensation program are base salary and annual and long-term performance-based incentive opportunities. These elements were chosen to attract and retain executive talent in a competitive market and drive long-term shareholder value creation.

Element	Description	Purpose
Base Salary (see page 34)	Annual cash compensation	Compensation for expected day-to-day responsibilities. Pay adjustments are based on capabilities, responsibilities, performance, and market factors
Annual Incentive (see page 35)	Targeted variable compensation equal to a percentage of base salary paid once per year and based 80% on financial performance and 20% on individual objectives	Focus executives on annual performance goals, typically financially driven
Long-Term Incentive (see page 37)	Variable performance compensation typically in the form of time-based restricted stock units and performance share units earned at the end of a three-year period based on Adjusted EBITDA goals	Align executives’ decisions with long-term shareholder value creation, and promote executive retention

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Other Key Compensation Practices
The Compensation Committee regularly reviews developments in executive compensation and governance and adjusts the Corporation’s programs, practices, and policies as needed, with the goals of aligning them with developments in the market for executive talent and evolving best practices for executive compensation.

HNI Compensation Practices
What We Do
Pay for performance	A substantial majority of executive compensation is based on achievement of specific, pre-established performance objectives and long-term value creation.
Stock ownership guidelines	Stock ownership guidelines require the CEO to hold shares valued at 5x base salary and other Named Executive Officers at 3x base salary.
Double trigger change in control	Both a change in control and involuntary termination are required for payout under the change in control agreement.
Clawback policy	Incentive-based compensation, under certain circumstances, will be recouped if the Corporation’s financial statements upon which such incentive-based compensation was measured must be restated.
Anti-hedging and anti-pledging policy	Officers and directors are prohibited from engaging in hedging or pledging transactions with respect to HNI stock.
Independent compensation consultants	The Compensation Committee engages independent compensation consultants who provide services only to the Committee and not to management.
Annual shareholder say on pay vote	The Corporation holds an annual advisory vote regarding Named Executive Officer compensation.
Annual compensation risk assessment	The Compensation Committee reviews a risk assessment of HNI’s compensation programs and practices every year.
What We Don’t Do
No employment contracts	Neither the CEO nor any other Named Executive Officer has an employment contract.
Limited perquisites
Consistent with its longstanding culture, the Corporation generally does not offer perquisites to Named Executive Officers, other than standard relocation assistance and an identity theft protection benefit.

No excise tax gross-ups	No executives are eligible for excise tax gross-ups.
No repricing of underwater options	Underwater options may not be repriced or replaced.
No dividends paid on unvested equity awards
Dividends are not paid on unvested restricted stock units or unearned performance share units. Instead, such dividends accrue and are paid only if the underlying awards vest or are earned based on performance.

No supplemental benefits	Named Executive Officers are not offered additional benefits beyond those available to all executives and substantially available to members.

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Say on Pay Vote Results, Responsiveness, and Shareholder Engagement
The Compensation Committee carefully considers say on pay votes in setting the compensation of Named Executive Officers. At the 2025 annual meeting of shareholders, approximately 97% of the advisory votes of shareholders were cast to approve the compensation program for Named Executive Officers for 2024. The Corporation has a strong history of shareholder support for the compensation of its Named Executive Officers. Since 2012, approximately 95% or more of the advisory votes cast by shareholders each year have approved the compensation program.
The Corporation’s investor relations team regularly engages with shareholders regarding the performance and strategies of the Corporation. Even with significant support from shareholders for say on pay votes, the Corporation solicits the views of its shareholders regarding the executive compensation program. During this engagement process, the shareholders have not identified any material concerns regarding the current program.
In addition to the Corporation’s receipt of market-based feedback on executive compensation matters from its regular dialogue with shareholders, the Compensation Committee engages independent compensation consulting firms, most recently Exequity LLP (“Exequity”), to assist with a thorough review of the Corporation’s executive compensation policies and programs. The purpose of this review is to benchmark the Corporation’s design versus market practice, evaluate current programs with respect to trends and corporate governance best practices, and identify ways, if any, to further strengthen the alignment of the interests of the Named Executive Officers with the interests of shareholders.
Compensation Program for 2025
For executive pay determinations for 2025, the Board, the Compensation Committee, and the Corporation continued to use a compensation program structure similar to the program governing executive pay determinations for the prior year. The Annual Incentive Plan incorporated annual Adjusted EBIT goals and personal strategic objectives for the 2025 performance period, while the long-term incentive plan utilized three-year Adjusted EBITDA goals for the 2025 award.
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2. Executive Compensation Objectives and Governance
Philosophy and Objectives
The Board believes in aligning the compensation of the Corporation’s leadership with creation of long-term value for shareholders and other important stakeholders, including members, customers, and our communities. Governance of the executive compensation program, including payment determinations by the Compensation Committee, is guided by this principle.
Pay for Performance
Highlighting the Corporation’s pay for performance philosophy, the executive compensation program for 2025 tied a significant amount of each senior executive’s compensation to the achievement of long-term value creation through the use of annual and long-term performance-based awards. For 2025, adjusted earnings before interest and taxes (Adjusted EBIT) was used to measure financial performance under the Annual Incentive Plan, and adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) was used to measure financial performance under the long-term incentive plan. The Board and the Compensation Committee believe the Adjusted EBIT and Adjusted EBITDA measures are strong indicators of corporate performance that results in long-term value creation.
Adjusted EBIT and Adjusted EBITDA are non-GAAP financial measures as defined in SEC rules. For 2025, Adjusted EBIT was adjusted from operating income (the comparable GAAP measure) by excluding the impact of acquisition related expenses, exiting facilities and a business unit, network optimization, pension settlement, impairment charges, organizational restructuring and a land donation. In addition to these adjustments, Adjusted EBITDA, which will be measured over the three-year cumulative period ending in 2027, will be adjusted from GAAP operating income by excluding depreciation and amortization expense, the impact of acquisitions made during the three-year period, and other items occurring in 2025, 2026, or 2027 that are excluded from the Corporation’s GAAP results and publicly disclosed in its earnings releases.
Pay Mix
The target compensation mix for 2025 for the CEO and other Named Executive Officers is presented below. Approximately 51% of CEO compensation and 46% of the compensation of all other Named Executive Officers is considered variable as this compensation is based on the achievement of financial and strategic objectives.

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Compensation Committee and Non-Employee Directors
The Compensation Committee is responsible for the oversight of the Corporation’s executive compensation programs. The Compensation Committee reviews and recommends to the Board for approval by the non-employee directors all elements of the CEO’s compensation. For the other Named Executive Officers, the Compensation Committee considers recommendations from the CEO and approves all elements of compensation except equity grants, which the Compensation Committee recommends for approval by the non-employee directors.
The Corporation’s Member and Community Relations Department, Office of the General Counsel, and Finance Department support the Compensation Committee and the Board in a variety of ways related to executive compensation, including conducting executive compensation benchmarking, preparing compensation-related materials, and providing updates on corporate governance laws and best practices.
The Compensation Committee retains outside compensation consultants to provide recommendations for structuring and designing the Corporation’s executive compensation program, selecting a peer group for benchmarking, and establishing competitive incentive award targets. The Compensation Committee engaged Exequity in 2025 to provide guidance on a variety of topics, including CEO compensation for 2025. Exequity provided no services to HNI other than those services provided to the Compensation Committee. The Compensation Committee determined that Exequity was not subject to any conflict of interest.
Benchmarking with Market Data
CEO Compensation Benchmarking
The Compensation Committee annually reviews CEO compensation data from a group of companies it considers peers of the Corporation as one reference point when making CEO compensation determinations. The peer group consists of companies in similar industries or with a similar level of business complexity, manufacturing approach, or go-to-market structure with which the Corporation may compete for executive talent. Additionally, the Compensation Committee considers the relative size of the companies as measured by net sales and market capitalization. Considering these factors, the Compensation Committee chose a peer group of the following 20 companies for data to use when determining CEO compensation for 2025:

2025 Peer Group
A.O. Smith Corporation	Kennametal Inc.
ACCO Brands Corporation	La-Z-Boy Incorporated
American Woodmark Corporation	Leggett & Platt, Incorporated
Apogee Enterprises, Inc.	Lennox International Inc.
Armstrong World Industries, Inc.	Masonite International Corporation
Donaldson Company, Inc.	MasterBrand, Inc.
Hillenbrand, Inc.	MillerKnoll, Inc.
Installed Building Products, Inc.	Pitney Bowes Inc.
Interface, Inc.	Regal Rexnord Corporation
JELD-WEN Holding, Inc.	Steelcase Inc.

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For 2025, the Compensation Committee continued to use the same peer group used for 2024, which was selected based on recommendation by Fredrick W. Cook & Co., Inc., which was then serving as the independent compensation consultant to the Compensation Committee, in connection with the firm’s review of CEO compensation paid by these peer companies. In early 2025, the Compensation Committee established the elements and targets of Mr. Lorenger’s compensation as CEO for 2025 based in part on the most recent pay data for the peer group compiled by Exequity.
Market Data for Other Named Executive Officers
The Compensation Committee annually assesses base salary and annual and long-term incentive compensation data compiled from commercially available compensation survey reports published by Willis Towers Watson and Mercer (“Survey Reports”).
In 2025, the Compensation Committee followed its regular process of using the Survey Reports in reviewing the elements and targets of compensation for 2025 of the Named Executive Officers other than the CEO, considering the responsibilities, performance, and capabilities of each executive officer.
3. Executive Compensation Elements
Base Salary
For 2025, the base salary for each Named Executive Officer was based on the market median for the relevant position. Actual base salaries may be higher or lower than the market median based on the following factors, which are considered annually by the Compensation Committee when determining changes in base salary:
•	demonstrated growth, development, and advancement;
•	individual performance and competency; and
•	value of experience both in service to the Corporation and other organizations.
The Compensation Committee conducts the CEO’s annual base salary review at the February Board meeting, in which all non-employee directors participate with the Compensation Committee in this review. For other executive officers, the Compensation Committee normally approves base salary changes annually at the Board meeting prior to the anniversary date of each officer’s appointment.
The Compensation Committee (and with respect to the CEO’s base salary, the non-employee directors) awarded the following base salaries in 2025 to the Named Executive Officers:

Name	2024 Annual Base Salary ($)	2025 Annual Base Salary ($)	Increase ($)	Increase (%)
Jeffrey D. Lorenger	1,030,000	1,060,900	30,900	3.0
Vincent P. Berger II	575,000	595,125	20,125	3.5
Steven M. Bradford	499,900	514,900	15,000	3.0
B. Brandon Bullock III	479,000	526,900	47,900	10.0
Jason D. Hagedorn	447,100	491,810	44,710	10.0

The compensation increases for Mr. Bullock and Mr. Hagedorn reflected the promotions they received in 2025. The increases awarded to the other Named Executive Officers were generally consistent with the average increase for members across the Corporation.
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Annual Incentive Plan
To provide alignment with strategic business objectives, Named Executive Officers are eligible for annual incentive compensation awards under the Annual Incentive Plan. The Annual Incentive Plan helps focus the Named Executive Officers on both annual financial achievements and individual objectives aligned with the Corporation’s strategic plan.
For 2025, the targets, financial goals and individual objectives under the Annual Incentive Plan were as follows:

Award Target as a % of Base Salary
Chairman, President and Chief Executive Officer	120%
Other Named Executive Officers	75%

Basis of Award Achievement
Achievement of Financial Goals	80%
Attainment of Individual Objectives	20%

The CEO’s annual incentive compensation award target is a greater percentage of base salary than the targets for the other Named Executive Officers because the CEO has the most impact on the Corporation’s annual performance.
The awards are paid in the first quarter following the year in which they are earned. Termination of employment other than due to death, disability, retirement, or a change in control of the Corporation prior to the end of the year in which an award is earned results in the loss of outstanding awards. Awards are paid in cash unless the executive requests payment in common stock and the Compensation Committee approves making all or part of the payment in common stock, or unless the Compensation Committee requires payment in common stock upon a determination that the executive’s stock ownership does not reflect appropriate progress toward the executive’s ownership guideline. The following table shows payouts under the Annual Incentive Plan for each Named Executive Officer for 2025.

Name	Annual Incentive Compensation Award Target ($)	Actual Award Payout Attributable to Financial Goals ($)	Actual Award Payout Attributable to Individual Objectives ($)	Total Payout ($)	Actual Payout as % of Target (%)
Jeffrey D. Lorenger	1,273,080	1,497,142	290,262	1,787,404	140%
Vincent P. Berger II	446,344	524,900	102,659	627,559	141%
Steven M. Bradford	386,175	454,142	83,414	537,556	139%
B. Brandon Bullock III	395,175	370,242	81,406	451,648	114%
Jason D. Hagedorn	368,858	239,020	83,362	322,381	87%

Each Named Executive Officer received the 2025 Annual Incentive Plan award payout in cash.
Financial Performance Goals
The Compensation Committee considers the annual financial plan, approved by the Board in February, in establishing financial goals for the Corporation and each core business unit. For 2025, financial goals were based on the Adjusted EBIT measure expressed on an annual basis for the Annual Incentive Plan. Adjusted EBIT goals are based on strategic opportunities with consideration of current market conditions (such as strength of the housing market, global economy, or corporate earnings) and business opportunities (such as launch of new product line or integration of a recently acquired business).
Payout ranges are set between 0% and 200% of the Adjusted EBIT target, with an achievement threshold of 35% to receive a minimum payout. Payout levels are expected to be between 80% and 120% of target in most years and average approximately 100% of target over time. The Compensation Committee establishes the financial target as an aggressive but achievable goal for the Corporation as a whole or for any business unit based on economic and competitive conditions at the time the goals are established.
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Messrs. Lorenger, Berger, and Bradford were eligible for awards based on the Corporation’s financial performance, while Mr. Hagedorn was eligible for an award based on the financial performance of his individual area of responsibility (one or more business units). Mr. Bullock’s award was based on the financial performance of his individual area of responsibility for a portion of the year and on the Corporation’s financial performance for the remainder of the year according to his promotion.
The following table shows 2025 Adjusted EBIT goals for the Corporation and actual achievement for the period. The table also identifies the performance assumed when the goal was set and on why actual results differed from the goal.

2025
Adjusted EBIT goal	$236.6 million
Actual Adjusted EBIT achievement	$249.7 million
Goal setting assumptions and considerations
•
2025 profit was assumed to increase driven by continued benefits of the Kimball International acquisition, operational productivity improvements, and higher volume. These improvements were assumed to be partially offset by increased selling, general and administrative expense (“SG&A”) investments.
•
Adjusted EBIT in Residential Building Products was assumed to increase driven by higher volume and favorable price realization, the effects of which were assumed to be partially offset by increased SG&A investments and higher incentive compensation.
•
Adjusted EBIT in the Workplace Furnishings segment was assumed to increase, driven by continued benefits of the Kimball International acquisition, operational productivity improvements, and higher volume, the effects of which were assumed to be partially offset by increased SG&A investments.

Reasons performance differs from the goal	• Greater-than-anticipated benefits from lower than anticipated SG&A expenditure, higher volume, and favorable price realization, partially offset by lower than anticipated operational productivity.
Payout (% of target)	147%

Individual Objectives
Each Named Executive Officer’s individual objectives are based on broad strategic objectives of the Corporation or one or more operating units and are defined and measured within the year. The non-employee directors annually review and approve the CEO’s individual objectives. The CEO annually reviews and approves the individual objectives of each other Named Executive Officer.
The Named Executive Officers’ 2025 objectives were individually set based on focus areas supporting the Corporation’s values that promote continuous improvement, long-term value creation for shareholders, revenue growth, and action as responsible global citizens.
Achievement percentages for individual objectives range from 0% to 125%. At year-end, the non-employee directors, after reviewing the CEO’s self-evaluation, determine the achievement percentage of the CEO’s individual objectives. The CEO evaluates the performance of the other Named Executive Officers at year-end against their individual objectives and recommends an achievement percentage for Compensation Committee approval.
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The Compensation Committee and the CEO (and with respect to the CEO, the non-employee directors) determined the Named Executive Officers delivered results on the stated goals resulting in attainment of individual objectives from 103% to 115%. The following table shows individual objectives and payout factors for each Named Executive Officer.

Name	2025 Objectives	2025 Payout Factor
Jeffrey D. Lorenger	Organizational development and segment specific revenue growth	114%
Vincent P. Berger II	Integration initiatives and operational excellence initiatives	115%
Steven M. Bradford	Corporate sustainability initiatives and people development	108%
B. Brandon Bullock III	Operational excellence, product excellence, and supply chain initiatives	103%
Jason D. Hagedorn	Operational excellence initiatives and segment specific revenue growth	113%

Long-Term Incentive
Through their leadership and strategic actions, long-term incentive participants have the ability to significantly impact the Corporation’s long-term performance. Long-term incentive compensation, in the form of performance share units (PSUs) and restricted stock units (RSUs), is designed to focus executives on long-term value creation for shareholders measured by objective financial performance metrics and long-term stock price appreciation, and to motivate executives to remain with the Corporation. Long-term incentive compensation is provided through the annual equity grants to selected executives, including all Named Executive Officers, under the Corporation’s 2021 Stock-Based Compensation Plan (“Stock Plan”).
These two types of long-term incentive vehicles provide a balance between emphasizing financial performance (through awards of PSUs) and stock price performance (through awards of RSUs). The Compensation Committee and the Board annually evaluate and approve the participants’ target awards to ensure consistency with the Corporation’s compensation philosophy.
The Corporation has no program, plan, or practice to time the grant of equity awards to its Named Executive Officers and other executive officers relative to the release of material nonpublic information or other corporate events or for the purpose of affecting the value of executive compensation. Annual equity grants typically occur at the February Board meeting. Throughout the year, the Board may occasionally grant equity awards for a new hire, significant promotion, or other special circumstances. The Corporation does not currently grant stock options, stock appreciation rights, or similar awards to its Named Executive Officers.
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The following table shows the total long-term incentive compensation award opportunities for each Named Executive Officer for 2025.

Name	Total Long-Term Incentive Compensation Target ($)	Total Long-Term Incentive Compensation Award Target (% of Annual Base Salary at Time of Award)
Jeffrey D. Lorenger	5,092,320	480
Vincent P. Berger II	862,500	150
Steven M. Bradford	386,175	75
B. Brandon Bullock III*	592,430	125
Jason D. Hagedorn*	552,976	125

*
Mr. Bullock and Mr. Hagedorn received increases in their long-term incentive opportunities related to their promotions in 2025. Amount reflected in this table represents the full value granted to them in 2025.

For 2025, the Board, upon recommendation from the Compensation Committee, granted 50% of the long-term incentive compensation target amount as PSUs and 50% as RSUs under the Stock Plan. The Board determined the long-term incentive compensation awards should be split equally among PSUs and RSUs because the Board believes this mix provides the best balance between the competing interests the long-term incentive awards seek to serve (a focus on performance objectives and continued employment (through PSU awards) and continued employment and increasing stock price performance (through RSU awards)).
The Board granted the PSUs and RSUs using the targeted dollar value of the award divided by the grant date closing share price of the common stock as reported on the NYSE to calculate the number of units granted. The Board granted equity awards to each Named Executive Officer on February 12, 2025, based on the closing price of $48.23 per share of common stock. In connection with their significant promotions in 2025, the Board also granted prorated equity awards to Mr. Bullock and Mr. Hagedorn on June 16, 2025, based on the closing price of $47.19 per share.
The following tables show the number of PSUs and RSUs granted in February 2025 and June 2025 for each Named Executive Officer:

Name	Targeted Number of PSUs Granted in February 2025	Targeted Number of RSUs Granted in February 2025
Jeffrey D. Lorenger	52,792	52,792
Vincent P. Berger II	8,942	8,942
Steven M. Bradford	4,003	4,003
B. Brandon Bullock III	4,966	4,966
Jason D. Hagedorn	4,635	4,635

Name	Targeted Number of PSUs Granted in June 2025	Targeted Number of RSUs Granted in June 2025
B. Brandon Bullock III	1,202	1,202
Jason D. Hagedorn	1,122	1,122

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Performance Share Units
In February 2025, half of each Named Executive Officer’s long-term incentive compensation opportunity was granted in PSUs. PSUs motivate and encourage executives to focus on long-term value creation while maximizing alignment with shareholder interests. PSUs represent the right to receive shares at the end of the three-year performance period. The Compensation Committee and Board establish the financial goals at the start of each three-year performance period. These units cliff vest and are delivered following the end of the three-year performance period if the financial goals are met. The total number of shares earned may vary between 0% and a maximum of 200% of the target number of units awarded depending upon performance relative to the established goal, with an achievement threshold of 25% to receive a payout. PSUs convert into shares upon vesting. Dividends accrue and are paid in cash at the end of the performance period based on the number of shares vested according to the performance metrics. For fiscal 2025, the Board approved Adjusted EBITDA targets for the PSUs. Adjusted EBITDA continues to support HNI’s strategic framework and motivates participants to drive financial performance. Early termination of employment other than due to death, disability, retirement, or a change in control of the Corporation results in forfeiture of unvested awards.
The following table shows the financial achievement targets set for the PSUs in 2025:

2025 – 2027 Performance Share Unit Cumulative Adjusted EBITDA Targets
% Achievement	($M)
200% Maximum	1,099
100% Target	1,029
25% Threshold	755

For a discussion of PSUs granted in 2023 and 2024, see “Performance Share Units” in the executive compensation sections of the Corporation’s 2023 and 2024 proxy statements, respectively.
In the first quarter of 2026, as shown in the following table, the Compensation Committee and Board certified 200% achievement of Adjusted EBITDA goals for the 2023-2025 PSUs. Shares were issued to eligible participants according to the 200% achievement.

2023 – 2025 Performance Share Units
% Achievement	Approved Adjusted EBITDA Targets ($M)	Actual Adjusted EBITDA Achievement
200% Maximum	693	200% $701M
100% Target	608
25% Threshold	491

Restricted Stock Units
In February 2025, half of each Named Executive Officer’s long-term incentive compensation opportunity was granted in RSUs. RSUs promote alignment with shareholder interests and support executive retention. RSUs represent the right to receive shares of common stock. Each unit represents the equivalent of one share of common stock as of the date of grant and vests one-third per year over the three years beginning on the first anniversary of the grant date. RSUs convert into shares upon vesting. Dividends are not paid over the vesting period but accrue and are paid in cash at the time of vesting. The amount of income realized by an executive from an RSU is equal to the stock price at the time the award vests multiplied by the number of units granted to the executive plus the dollar value of dividends accrued during the vesting period. Early termination of employment other than due to death, disability, retirement, or a change in control of the Corporation results in forfeiture of unvested awards.
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4. Additional Compensation Programs and Policies
The descriptions below summarize other compensation and retirement plans in which Named Executive Officers are eligible to participate. These plans do not change significantly from year to year, and other than participation in the Supplemental Income Plan (“SIP”), do not involve annual compensation decisions by the Compensation Committee or the Board.
Supplemental Income Plan (“SIP”)
The SIP provides a benefit to the plan’s participants, including the Named Executive Officers, equal to amounts the participants would have received if the Corporation’s qualified 401(k) plan had not been subject to statutory compensation caps, except no income attributable to the long-term incentive plan is considered. The 2025 statutory compensation limit for qualified plan was $350,000. Any compensation in excess of this limit is excluded from the eligible earnings used to calculate qualified plan. The SIP is available to selected executives, including the Named Executive Officers, approved by the Board, who consistently earn income above compensation caps on the qualified plan. In 2025, the Compensation Committee determined SIP benefits will be paid in the form of cash. Participation in the SIP is provided to assure overall competitiveness of the executive compensation program.
Deferred Compensation Plan
Executives eligible for compensation under the Annual Incentive Plan, which includes all Named Executive Officers, are eligible to participate in the Corporation’s Executive Deferred Compensation Plan (“Deferred Plan”). The Deferred Plan allows executives to voluntarily defer base salary, Annual Incentive Plan awards, SIP benefits, and other amounts. Amounts can be deferred to a cash account earning interest at a rate set each year at 1% above the prime interest rate or to a notional stock account in the form of nonvoting share units fluctuating in value based on the price increase or decrease of the common stock and earning dividends distributed to all shareholders. The dividends are automatically reinvested for each participant to acquire additional nonvoting share units. For any cash compensation deferred to the notional stock account, the number of nonvoting share units is determined by dividing the amount of the compensation by the fair market value of a share of common stock on the date the compensation would have otherwise been paid. Each participant elects, on an annual basis, whether to receive the deferred amounts in a lump-sum distribution or in a distribution of annual installments, not to exceed 15. During 2025, Mr. Lorenger was the only Named Executive Officers who participated in the Deferred Plan.
HNI Corporation 401k Plan
Each Named Executive Officer participates in the HNI Corporation 401k Plan (the “Retirement Plan”), a defined contribution plan generally available to all members. Members are eligible to make voluntary contributions immediately upon hire. Each Named Executive Officer is eligible for employer contributions. These contributions are reflected in the “All Other Compensation” column of the 2025 Summary Compensation Table in the “Executive Compensation Information” section of this Proxy Statement.
Cash Profit-Sharing
Each Named Executive Officer is eligible for distributions under the Corporation’s cash profit-sharing program. Cash profit-sharing is paid based on the profitability of a member’s operating unit. Members are generally eligible to participate after completion of one year of continuous service. Cash profit-sharing amounts paid to the Named Executive Officers are reflected in the “Bonus” column of the 2025 Summary Compensation Table in the “Executive Compensation Information” section of this Proxy Statement.
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Change in Control, Post-Employment, and Other Events
Messrs. Lorenger, Berger, Bradford, Bullock, and Hagedorn have a Change in Control Employment Agreement (“CIC Agreement”) with the Corporation. Upon a change in control of the Corporation or the executive’s retirement, death, or disability, certain awards granted under the Annual Incentive Plan and the Stock Plan vest or are payable pursuant to their terms and are not conditioned on a termination of employment. For a discussion of these payments, see “Potential Payments Upon Termination of Employment or Change in Control” in the “Executive Compensation Information” section of this Proxy Statement.
Perquisites
Consistent with its longstanding culture, the Corporation generally provides its Named Executive Officers with limited perquisites, which currently consist solely of relocation assistance and an identity theft protection benefit. Relocation assistance is provided to executives under a relocation program broadly available for members transferred within the Corporation and newly hired professional members. Identity theft protection coverage, which first became available in 2024, is paid for by the Corporation to help ensure security for those executives whose personal information is regularly used on behalf of the Corporation.
Named Executive Officers participate in the same health, retirement, profit-sharing, disability and life insurance programs, and member stock purchase plan as other members.
Executive Stock Ownership Guideline
The Board has adopted an Executive Stock Ownership Guideline based on the belief that key executives should have a significant ownership interest in the Corporation’s common stock. As of the date of this Proxy Statement, all Named Executive Officers were subject to this policy.
Under the Executive Stock Ownership Guideline, covered executives are expected to acquire and hold a specific level of ownership interest in the common stock based on their position and compensation level. The guideline is intended to enhance the alignment of the interests of key executives with the interests of the Corporation’s shareholders. The Executive Stock Ownership Guideline levels in effect for 2025 are shown in the following table.

Position	$ Value of Shares
Chairman, President and Chief Executive Officer	5.0 x Base Salary
Operating Company (Unit) Presidents, Chief Financial Officer, and Executive and Senior Vice Presidents	3.0 x Base Salary
Other Officers	2.0 x Base Salary

The ownership level represents the share ownership value calculated based on the fair market value of the shares held at the end of each fiscal year. The Corporation expects each executive to reach the specified share ownership level within five years of being appointed to the designated position, and to continue to own shares with at least such value while serving in the designated position.
For purposes of the Executive Stock Ownership Guideline, owned shares include shares acquired through open market purchases and upon the exercise of stock options or the settlement of other equity awards held by the executive and issued pursuant to the Corporation’s compensation plans. Unvested RSUs and PSUs are not included in the ownership calculation.
The Compensation Committee annually reviews each executive’s progress toward the goal. The Compensation Committee can specify a percentage of the executive’s annual incentive compensation be paid in shares of common stock if it
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determines an executive is not achieving appropriate progress toward the goal. As of the end of 2025, each Named Executive Officer was in compliance with the Executive Stock Ownership Guideline.
Executive Compensation Clawback
The Corporation maintains an incentive compensation recovery policy, or clawback policy, that complies with an NYSE listing standard adopted to implement Exchange Act Rule 10D-1. Under the clawback policy, which the Corporation has filed as an exhibit to its Annual Report on Form 10-K, if the Corporation is required to prepare an accounting restatement, it must recover from any current or former executive officer incentive-based compensation that was erroneously awarded during the three years before the date on which the restatement was required. The recoverable amount would be calculated as the amount of incentive-based compensation received in excess of the amount that otherwise would have been received if such compensation had been determined based on the restated financial measure. The Corporation’s recoupment obligation is subject to limited impracticability exceptions authorized under the NYSE standard.
Tax Deductibility of Executive Compensation
The Corporation typically seeks to maximize the tax deductibility of components of executive compensation where appropriate. Section 162(m) of the Internal Revenue Code generally limits the ability of public companies to deduct compensation in excess of $1,000,000 paid annually to certain executive officers. However, the Compensation Committee believes its primary responsibility is to achieve the objectives of the Corporation’s compensation program. The Compensation Committee may consider tax deductibility as a factor in determining executive compensation, but the Committee may approve compensation that is not fully deductible under Section 162(m) if the Committee believes such compensation will contribute to the achievement of the Corporation’s objectives.
Impact of Prior Compensation in Setting Elements of Compensation
Prior compensation of the Named Executive Officers does not generally impact how elements of current compensation are set. The non-employee directors and the Compensation Committee believe the competitive environment mandates current total compensation be sufficient to attract, motivate, and retain top management. The Compensation Committee analyzes outstanding equity grants, outstanding Annual Incentive Plan awards, and ownership of common stock for each Named Executive Officer to ensure future stock equity grants, Annual Incentive Plan awards, CIC Agreements, and other benefits provide appropriate and relevant incentives to the executives. Based on the current analysis, the Compensation Committee believes prior compensation will not impact the ongoing effectiveness of the compensation objectives.
Compensation Committee Interlocks and Insider Participation
Members of the Compensation Committee have never been officers or members of the Corporation and have no relationship with the Corporation other than as directors and shareholders. During 2025, no executive officer of the Corporation served as a director, or as a member of any compensation committee, of any other entity that had an executive officer who served on the Board or Compensation Committee.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the CD&A, which begins on page 28 of this Proxy Statement, with management, and based on such review and discussions, the Compensation Committee recommended to the Board the CD&A be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026.
Human Resources and Compensation Committee
Larry B. Porcellato, Chair
Timothy C.E. Brown
Cheryl A. Francis
David M. Roberts
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EXECUTIVE COMPENSATION INFORMATION
2025 SUMMARY COMPENSATION TABLE
The table below shows the compensation awarded to, earned by, or paid to each of the Named Executive Officers for 2025, 2024, and 2023, other than for Mr. Hagedorn, who first became a Named Executive Officer in 2025 and with respect to whom such compensation information is for 2025 only. The Corporation does not have employment agreements with its Named Executive Officers. While employed, executives earn base salary, are eligible for benefits common to all members, and participate in the executive compensation programs identified in the tables below and discussed in the CD&A. The performance-based conditions associated with PSUs and Annual Incentive Plan awards as well as salary and bonus in proportion to total compensation are discussed in detail throughout the CD&A, which begins on page 28.
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Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Jeffrey D. Lorenger Chairman, President and Chief Executive Officer, HNI Corporation	2025	1,056,740	101,717	5,092,316	1,787,404	24,322	156,447	8,218,947
	2024	1,030,000	20,579	4,429,015	1,211,280	9,654	360,292	7,102,944
	2023	1,025,961	14,958	3,553,470	2,286,600	—	221,955	5,675,554
Vincent P. Berger II Chief Financial Officer; Executive Vice President, HNI Corporation	2025	578,870	58,216	862,545	627,559	—	155,808	2,282,999
	2024	528,846	21,283	760,316	271,688	—	108,028	1,690,161
	2023	500,900	20,197	731,130	319,347	—	102,629	1,674,204
Steven M. Bradford Senior Vice President, General Counsel and Secretary, HNI Corporation	2025	512,881	55,465	386,129	537,556	—	78,743	1,570,774
	2024	497,625	20,579	374,906	386,173	—	137,088	1,416,371
	2023	481,101	13,233	362,230	661,469	—	76,927	1,594,960
B. Brandon Bullock III Chief Operating Officer, HNI Corporation	2025	503,871	26,194	592,465	451,648	—	75,870	1,650,048
	2024	462,369	11,834	460,562	364,998	—	105,492	1,405,255
	2023	444,602	6,155	442,894	639,083	—	49,394	1,582,128
Jason D. Hagedorn President, Workplace Furnishings	2025	470,315	24,686	552,986	322,381	—	67,696	1,438,065

Notes
(1)	Mr. Lorenger deferred a portion of his base salary in 2025. The amount in this column includes the salary that was deferred.
(2)	The amounts in this column reflect the payments under the cash profit-sharing program during calendar years 2025, 2024, and 2023.
(3)
The amounts in this column reflect the aggregate grant date fair value of PSUs and RSUs granted in 2025, 2024, and 2023, under the Stock Plan computed in accordance with FASB ASC Topic 718. The value of PSUs shown in the table provides the grant date fair value based on the target level of performance. If PSU achievement reaches the maximum performance level of 200%, the PSU grant date fair market value would be as follows: Mr. Lorenger - $5,092,316; Mr. Berger - $862,545; Mr. Bradford - $386,129; Mr. Bullock - $479,020; and Mr. Hagedorn – $447,092. Assumptions used in the calculations of these amounts are included in the footnote titled “Stock-Based Compensation” to the Corporation’s audited financial statements for 2025, 2024, and 2023 in the Corporation’s Annual Report on Form 10-K for the year ended January 3, 2026.

(4)
The amounts in this column include incentive compensation awards earned for the 2025, 2024 and 2023 years under the Annual Incentive Plan. The Annual Incentive Plan awards earned for 2025 were paid in first quarter of 2026 and were subject to continuous employment through the last day of 2025.

(5)	The amounts in this column reflect the above market interest earnings on deferred compensation.
(6)
The amounts in this column include the Corporation’s contributions to the Retirement Plan and the dollar value of Corporation-paid life insurance premiums under a life insurance plan, both of which are generally available to all members, the dollar value of the SIP benefits, the dollar value of relocation expenses, and the cost of identity theft protection services paid by the Corporation. Contributions under the Retirement Plan in 2025, 2024, and 2023, respectively, were as follows: Mr. Lorenger – $24,500; $24,150; $23,100; Mr. Berger – $24,346; $23,250; $15,065; Mr. Bradford – $24,500; $24,150; $23,100; Mr. Bullock – $22,679; $24,150; $23,100; and Mr. Hagedorn (for 2025 only)– $24,500. The dollar value of Corporation-paid life insurance premiums under a life insurance plan in 2025 and 2024 was $124 and for 2023 was $142 per year for each Named Executive Officer. The dollar values earned under the SIP for 2025, 2024, and 2023, respectively, were as follows: Mr. Lorenger – $127,623; $331,818; $198,713; Mr. Berger – $44,900; $80,454; $87,422; Mr. Bradford – $49,919; $108,614; $53,685; Mr. Bullock – $48,867; $77,018; and Mr. Hagedorn (for 2025 only)– $38,872. The dollar value of relocation expenses for Mr. Berger - $82,238. The dollar value of Corporation-paid identity theft protection for 2025 was $4,200 per year for each Named Executive Officer.

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2025 Grants of Plan Based Awards
The table below shows the grants of plan-based awards to the Named Executive Officers during 2025, including PSUs and RSUs granted under the Stock Plan and Annual Incentive Plan. For additional information on the Stock Plan and the Annual Incentive Plan, see “Annual Incentive” on page 35 and “Long-Term Incentive” on page 37.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey D. Lorenger Performance Share Units Restricted Stock Units Annual Incentive Plan	2/12/2025				13,198	52,792	105,584		2,546,158
	2/12/2025							52,792	2,546,158
		483,770	1,273,080	2,355,198
Vincent P. Berger II Performance Share Units Restricted Stock Units Annual Incentive Plan	2/12/2025				2,236	8,942	17,884		431,273
	2/12/2025							8,942	431,273
		169,611	446,344	825,736
Steven M. Bradford Performance Share Units Restricted Stock Units Annual Incentive Plan	2/12/2025				1,001	4,003	8,006		193,065
	2/12/2025							4,003	193,065
		146,747	386,175	714,424
B. Brandon Bullock III Performance Share Units Restricted Stock Units Performance Share Units Restricted Stock Units Annual Incentive Plan	2/12/2025				1,242	4,966	9,932		239,510
	2/12/2025							4,966	239,510
	6/16/2025				301	1,202	2,404		56,722
	6/16/2025							1,202	56,722
		150,167	395,175	731,074
Jason D. Hagedorn Performance Share Units Restricted Stock Units Performance Share Units Restricted Stock Units Annual Incentive Plan	2/12/2025				1,159	4,635	9,270		223,546
	2/12/2025							4,635	223,546
	6/16/2025				281	1,122	2,244		52,947
	6/16/2025							1,122	52,947
		140,166	368,858	682,387

Notes
(1)
Under the Annual Incentive Plan, Named Executive Officers can earn incentive compensation only if the threshold level of performance is met. If threshold level of performance is not met, no annual incentive is earned.

(2)	PSUs cliff vest after three years, depending upon the achievement of certain performance goals. If threshold level of performance is not met, no shares are earned.
(3)
RSUs represent the right to receive shares of common stock and vest in equal installments over three years. Fair market values for these units are based on the closing price of the common stock as reported on the NYSE on the date of grant multiplied by the number of units granted.

(4)	Aggregate grant date values are computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value was determined based upon the vesting at 100% of the target units awarded.
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Outstanding Equity Awards at 2025 Year End
The following table shows the Named Executive Officers’ outstanding equity awards as of the end of 2025. The table shows exercisable and unexercisable options, and PSUs and RSUs that have not vested.

	Option Awards				Stock Awards
Name	Securities Underlying Unexercised Options Exercisable (#)	Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Year of Grant	Number of RSUs that have not vested (#) (1)	Market value of RSUs that have not vested ($) (2)	Number of PSUs that have not vested (#) (3)	Market value of PSUs that have not vested ($) (2)
Jeffrey D. Lorenger	45,850		46.62	2/15/2027	2023	18,826	801,611	56,476	2,404,748
	76,336		38.68	2/14/2028	2024	34,575	1,472,204	51,862	2,208,284
	64,389		37.29	6/28/2028	2025	52,792	2,255,548	52,792	2,247,883
	195,633		39.77	2/13/2029
Vincent P. Berger II	—		—	—	2023	3,874	164,955	11,620	494,780
					2024	5,936	252,755	8,903	379,090
					2025	8,942	380,750	8,942	380,750
Steven M. Bradford	19,102		38.68	2/14/2028	2023	1,919	81,711	5,757	245,133
	20,182		39.77	2/13/2029	2024	2,927	124,632	4,390	186,926
					2025	4,003	170,448	4,003	170,448
B. Brandon Bullock III	24,351		39.77	2/13/2029	2023	2,347	99,935	7,039	299,721
					2024	3,596	150,421	5,393	225,589
					2025	6,168	258,007	6,168	258,007
Jason D. Hagedorn	9,727		46.62	2/15/2027	2023	2,180	92,824	6,538	278,388
	4,877		38.68	2/14/2028	2024	3,356	142,898	5,034	214,348
	12,175		39.77	2/13/2029	2025	5,757	245,133	5,757	245,133

Notes
(1)	RSUs vest in three equal installments beginning on the first anniversary of the grant date.
(2)
Market value of the RSUs and PSUs is determined by multiplying the number of units by the closing share price of the common stock as reported on the NYSE on the last trading day of 2025, which was $42.58.

(3)	The PSUs cliff vest after three years, depending upon the achievement of specified performance goals.
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2025 Options Exercised and Stock Vested
The following table shows information concerning Named Executive Officers’ exercise of stock options and stock vesting during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Jeffrey D. Lorenger	200	1,334	74,500	3,672,940
Vincent P. Berger II	—	—	14,778	728,378
Steven M. Bradford	—	—	7,353	362,396
B. Brandon Bullock III	—	—	8,746	431,169
Jason D. Hagedorn	1,769	26,566	8,013	395,092

Notes
(1)
This column is calculated by multiplying the number of shares acquired by the difference between the market price on the date of exercise and the closing share price of the common stock as reported on the NYSE on the date of grant.

(2)	This column is calculated by multiplying the number of shares vested by the closing share price of the common stock as reported on the NYSE on the day prior to vesting and distribution.
Nonqualified Deferred Compensation
The Deferred Plan allows executives, including Named Executive Officers, to defer compensation (base salary, Annual Incentive Plan awards, and SIP benefits) to a cash account earning interest at a rate set annually at 1% above the prime interest rate or to the Corporation’s notional stock account in the form of nonvoting share units earning dividends distributed to shareholders, which are then automatically reinvested in additional nonvoting share units. In 2025, Mr. Lorenger participated in the Deferred Plan by deferring a portion of his base salary throughout the year.
The following table shows the executive contributions, earnings, and account balances in the Deferred Plan for the Named Executive Officers for 2025.

Name	Previous Fiscal Year Balance	Executive Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Fiscal Year End ($) (3)
Jeffrey D. Lorenger	537,701	528,370	68,229	—	1,134,300

Notes
(1)	This column represents the portion of each Mr. Lorenger’s base salary deferred under the Deferred Plan. These amounts are also included in the 2025 Summary Compensation Table in the “Salary” column.
(2)	This column shows the aggregate earnings for each executive and is inclusive of the above market interest represented in the 2025 Summary Compensation Table.
(3)	These amounts are as of fiscal year end, January 3, 2026.
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For additional information on the Deferred Plan, see “Additional Compensation Programs and Policies – Deferred Compensation Plan” on page 40.
Potential Payments Upon Termination of Employment or Change in Control
Retirement, death, disability and change in control (“CIC”) events trigger the payment of compensation to the Named Executive Officers.
The narrative and tables below describe the potential payments to the Named Executive Officers upon certain terminations, including following a CIC. In accordance with SEC rules, all payment information in this section is presented as if the triggering events had occurred on January 3, 2026.
Change in Control Employment Agreements
As of January 3, 2026, Messrs. Lorenger, Berger, Bradford, Bullock, and Hagedorn each have a CIC Agreement with the Corporation. The CIC Agreements are designed to assure continuity of executive management during a threatened takeover and ensure executive management can objectively evaluate any CIC proposal and act in the best interests of shareholders. The CIC Agreements are part of a competitive compensation package designed to attract and retain top-quality executives.
Under the CIC Agreements, executives are eligible for severance benefits in the event there is a “double trigger;” which includes both a CIC and termination of employment if termination was by the executive for good reason or by the Corporation for any reason other than cause or disability. The termination must occur (i) during the two-years following a CIC or (ii) prior to the CIC where the executive’s termination is directly related to the CIC. The benefits include:
•
a lump-sum severance payment equal to two times (three times for the CEO) the sum of (i) the executive’s annual base salary and (ii) the average of the executive’s annual incentive compensation awards for the prior two years;

•	annual salary through the date of termination and a bonus equal to the average of the executive’s annual incentive compensation awards for the prior two years;
•	continuation of certain medical and dental benefits for up to 18 months and group life insurance benefits for up to two years; and
•	a lump-sum payment for the cost of health and dental coverage for an additional six months and a lump-sum payment for two years of continued participation in disability benefit plans.
In exchange for the CIC severance benefits, each executive would be subject to confidentiality and non-competition provisions for one year from the date of termination.
The CIC Agreement defines a CIC as having occurred:
•	when a third person or entity becomes the beneficial owner of 20% or more of the Corporation’s outstanding common stock, subject to certain exceptions;
•	when more than one-third of the Board is composed of persons not recommended by at least three-fourths of the incumbent Board;
•	upon the occurrence of certain business combinations involving the Corporation; or
•	upon approval by shareholders of a complete liquidation or dissolution of the Corporation.
The CIC Agreement defines “cause” as acts of dishonesty resulting in substantial personal enrichment at the Corporation’s expense or repeated willful or deliberate violations of obligations under the CIC Agreement resulting in material injury to the Corporation.
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The CIC Agreement defines “good reason” as:
•	a substantially adverse change in the executive’s position, authority, or responsibilities;
•	the Corporation’s failure to comply with the CIC Agreement;
•	a change of more than 50 miles in the executive’s principal place of work;
•	a purported termination of the executive’s employment not permitted by the CIC Agreement; and
•	a successor company not assuming the CIC Agreement.
The CIC Agreements do not obligate the Corporation to “gross up” an executive’s compensation for any excise tax, for any federal, state, and local income taxes applicable to the excise tax “gross up”, or for tax penalties and interest imposed on “excess parachute payments” (involving excess severance or CIC payments), as defined in Section 280G of the Internal Revenue Code.
The Compensation Committee does not view the CIC Agreements as an element of current compensation, and the agreements do not affect the Compensation Committee’s annual decisions with respect to the compensation elements of the executive compensation program.
In the event of a CIC, the Compensation Committee would review information pertaining to compensation payable to the Named Executive Officers.
Other Compensation Triggered by a Change in Control Event
Under the Stock Plan, upon a CIC, vesting would be accelerated for each outstanding RSU, PSU, and stock option. Under the Annual Incentive Plan, the Board would value each outstanding award prior to the effective date of a CIC. The value of each such award would be payable within 30 days of a CIC. These payments occurring on or after a CIC would not be conditioned on termination of employment.
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The following tables show compensation payable to the Named Executive Officers upon a CIC. The tables include only compensation items not available to all salaried members and assume the payment triggering event occurred on January 3, 2026.
Value in Event of Involuntary Termination or Voluntary Termination for Good Reason Following a Change in Control

Name	Cash Payment Under CIC Agreement ($) (1)	Total Value of Benefits Under CIC Agreement ($) (2)	Annual Incentive Plan Acceleration ($) (3)	Performance Plan Acceleration ($) (4)	Stock Option and RSU Acceleration ($) (5)	Total ($)
Jeffrey D. Lorenger	8,457,537	47,971	1,787,404	9,252,464	4,521,698	24,067,073
Vincent P. Berger II	1,809,612	47,971	627,559	1,748,846	798,460	5,032,448
Steven M. Bradford	2,096,335	31,372	537,556	853,133	376,790	3,895,186
B. Brandon Bullock III	2,138,434	51,732	451,648	1,080,709	515,686	4,238,209
Jason D. Hagedorn	2,096,025	47,971	322,381	1,005,995	480,856	3,953,228

Notes
(1)
Amounts in this column include the following: (i) an amount equal to two times (three times for Mr. Lorenger) the sum of (a) the executive’s annual base salary and (b) the average of the executive’s annual incentive compensation awards for the prior two years; (ii) an incremental bonus payment equal to the difference between the executive’s average prior two years annual incentive awards and the current year annual incentive award payable; (iii) an amount equal to the value of the cost of health and dental coverage for an additional six months from the date of termination; (iv) an amount equal to the value of the “gross-up” for any federal, state and local taxes applicable to the value of six months of health and dental coverage continuation; and (v) an amount equal to the value of 24 months of continued participation in the Corporation’s accidental death and travel accident insurance plan and disability plans.

(2)
Represents the value of the following benefits provided following termination of employment under the CIC Agreements: medical and dental benefits for 18 months; group life insurance benefits for 24 months; and the value of the Corporation’s required contributions to the Retirement Plan.

(3)
Represents the value of the annual incentive award earned for 2025, which the Named Executive Officer would be entitled to receive under the Annual Incentive Plan if he remained employed by the Corporation on the last day of 2025.

(4)
Represents the 2023-2025 PSU, 2024-2026 PSU, and 2025-2027 PSU awards payable. The 2023-2025 PSUs would vest immediately, with the value calculated on the basis of the entire 36-month performance period and maximum performance of 200%. The 2024-2026 PSUs would vest immediately, with the value calculated on the basis of proration for 24 months of the 36-month performance period, and maximum performance of 200%. The 2025-2027 PSUs would vest immediately, with the value calculated on the basis of proration of 12 months of the 36-month performance period, and maximum performance of 200%.

(5)
Represents the value of accelerating the vesting of stock options and RSUs not otherwise vested in accordance with the Stock Plan. The stock options would remain exercisable until the expiration date established at the time of award.

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Value in Event of Change in Control with No Employment Termination

Name	Cash Payment Under CIC Agreement ($)	Total Value of Benefits Under CIC Agreement ($)	Annual Incentive Plan Acceleration ($) (1)	Performance Plan Acceleration ($) (2)	Stock Option and RSU Acceleration ($) (3)	Total ($)
Jeffrey D. Lorenger	—	—	2,286,600	9,252,464	4,521,698	16,060,762
Vincent P. Berger II	—	—	627,559	1,748,846	798,460	3,174,865
Steven M. Bradford	—	—	661,469	853,133	376,790	1,891,392
B. Brandon Bullock III	—	—	639,083	1,080,709	515,686	2,235,478
Jason D. Hagedorn	—	—	596,486	1,005,995	480,856	2,083,337

Notes
(1)	Represents the higher of the value of the annual incentive award earned for 2025 or paid in respect to the three full fiscal years immediately prior to the CIC effective date.
(2)
Represents the 2023-2025 PSU, 2024-2026 PSU, and 2025-2027 PSU awards payable. For information about the value represented by these awards, see note 4 to the table above titled Value in Event of Involuntary Termination or Voluntary Termination for Good Reason Following a Change in Control.

(3)
Represents the value of accelerating the vesting of stock options and RSUs not otherwise vested in accordance with the Stock Plan. The stock options would remain exercisable until the expiration date established at the time of award.

Compensation Triggered By Retirement, Death, or Disability
Upon retirement at age 65, or at age 55 with ten years of service, all outstanding Annual Incentive Plan, PSU, and stock option awards immediately vest and are prorated based on length of service during the performance period, while RSUs continue to vest according to their regular schedule. Upon disability or death, all outstanding Annual Incentive Plan, stock option, RSU, and PSU awards immediately vest. Option holders who terminate employment due to disability may exercise stock options, which fully vest as of the date of disability, until the earlier of the expiration date of the stock option or the second anniversary of the date of disability. The representatives of option holders whose employment is terminated due to death may exercise stock options, which will fully vest as of the date of death, until the earlier of the expiration date of the stock option or the second anniversary of the date of death. Option holders who terminate employment due to retirement may exercise stock options, which will fully vest as of the date of retirement, until the expiration of the stock option.
In the event of a termination of employment not due to a CIC event, retirement, death or disability, the Named Executive Officers would receive only those benefits available to all members. The Named Executive Officers may exercise stock options which are vested as of the date of termination until the earlier of the expiration of the stock options or 180 days following the date of termination.
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The following table quantifies compensation payable to the Named Executive Officers in the event of death, disability, or retirement. Messrs. Lorenger and Bradford were retirement-eligible as of the last business day of 2025, so retirement information is provided only for them.
Value in Event of Retirement, Death or Disability

Name	Life Insurance Proceeds ($) (1)	Retirement & Profit Sharing (2)	Annual Incentive Plan Acceleration ($) (3)	Performance Plan Acceleration ($) (4)	Stock Option and RSU Acceleration ($) (5)	Total Value in Event of Death ($)	Total Value in Event of Disability ($)	Total Value in Event of Retirement ($)
Jeffrey D. Lorenger	150,000	3,500	1,787,404	7,030,980	4,521,698	13,493,582	13,343,582	13,343,582
Vincent P. Berger II	150,000	3,500	627,559	1,369,202	798,460	2,948,722	2,798,722	N/A
Steven M. Bradford	150,000	3,500	537,556	671,700	376,790	1,739,546	1,589,546	1,589,546
B. Brandon Bullock III	150,000	3,500	451,648	840,075	515,686	1,960,909	1,810,909	N/A
Jason D. Hagedorn	150,000	3,500	322,381	781,386	480,856	1,738,123	1,588,123	N/A

Notes
(1)
Represents the proceeds of the life insurance policy maintained by the Corporation for each of the Named Executive Officer under a life insurance plan. The policy amount is equal to the lesser of the insured’s annual base salary or $150,000. This amount only applies to the Total Value in Event of Death.

(2)	Represents the value of the Corporation’s required contributions to the Retirement Plan.
(3)
Represents the value of the annual incentive award earned for 2025 which the Named Executive Officer would be entitled to receive under the Annual Incentive Plan if he remained employed by the Corporation on the last day of 2025.

(4)
Represents the estimated 2023-2025 PSU, 2024-2026 PSU, and 2025-2027 PSU awards payable. The value of the 2023-2025 PSUs assumes estimated performance at 200% and includes the entire 36 month of the performance period. The value of the 2024-2026 PSUs assumes performance at 100% and is prorated for 24 of 36 months of the performance period. The value of the 2025-2027 PSUs assumes performance at 100% and is prorated for 12 of 36 months of the performance period.

(5)
Represents the value of accelerating the vesting of stock options and RSUs not otherwise vested in accordance with the Stock Plan. The stock options would remain exercisable until the expiration date established at the time of award.

Compensation Ratio
For purposes of the compensation ratio calculation, and in accordance with the SEC’s disclosure rules, we utilized the same median member identified in 2024 for our 2025 compensation ratio calculation disclosures. As permitted by Regulation S-K 401(u), we omitted the newly acquired population of approximately 11,000 members from Steelcase, which we acquired on December 10, 2025. There were no other changes in our member population or compensation arrangements that would significantly impact our compensation ratio disclosure.
For the annual total compensation of the “median member,” we identified and calculated the elements of the median member’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $84,755. The difference between the median member’s annualized wages with overtime pay and the member’s annual total compensation represents the estimated value of the member’s health care benefits, retirement related benefits, and disability insurance (estimated for the member and the member’s eligible dependents at $22,595). For the annual total compensation of our CEO, Mr. Lorenger, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table on page 43, plus the estimated value of the CEO’s health care benefits, retirement related benefits, and disability insurance (estimated for the CEO and the CEO’s eligible dependents at $26,051).
In 2025, the total compensation of our CEO, using 2023 compensation data, was $8,244,997, and the “median member” total compensation was $84,755. Based on this information, for 2025, the ratio of the annual total compensation of Mr. Lorenger to the “median member” annual total compensation is 97 to 1, reasonably estimated consistent with Item 402(u) of Regulation S-K. Due to the variability of the CEO’s performance-based compensation, the compensation ratio may differ significantly from year to year.
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Pay versus Performance
Pursuant to Item 402(v) of Regulation S-K, the Corporation provides the following disclosure regarding executive compensation for the CEO, who is the principal executive officer, and the non-CEO Named Executive Officers (“NEOs”), as well as certain performance measures and results for its five most recent fiscal years. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years presented. See the CD&A, which begins on page 28, for information about the pay decisions made with respect to NEO compensation for the most recent fiscal year.

Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid (CAP) to CEO (2)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers (1)	Average Compensation Actually Paid (CAP) for Non- CEO Named Executive Officers (2)	Value of Initial Fixed $100 Investment Based on:		Net Income ($000) (4)	Company- Selected Performance Measure Adjusted EBIT ($000) (5)
					Total Shareholder Return (3)	Peer Group Total Shareholder Return (3)
2025	8,218,947	5,569,589	1,735,472	1,410,781	115	94	54,243	249,695
2024	7,060,819	11,755,485	1,637,707	2,389,792	167	85	139,541	220,785
2023	7,102,944	12,515,492	1,781,035	2,738,287	129	65	49,226	145,277
2022	5,675,554	(1,815,166)	1,405,252	106,684	84	44	123,873	128,359
2021	9,132,815	12,666,026	2,352,863	3,104,883	120	78	59,814	100,728

Notes
1.
For each year shown, the CEO was Mr. Lorenger. For 2025, the other NEOs were Mr. Berger, Mr. Bradford, Mr. Bullock, and Mr. Hagedorn. For 2024 and 2023, the other NEOs were Marshall H. Bridges, Mr. Berger, Mr. Bradford, and Mr. Bullock. For 2022, the other NEOs were Mr. Bridges, Mr. Berger, Mr. Bradford, Mr. Bullock, and Kurt A. Tjaden. For 2021, the other NEOs were Mr. Bridges, Mr. Berger, Mr. Bradford, and Mr. Tjaden. The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (SCT) for each applicable year. See the footnotes to the SCT for further detail regarding the amounts in this column.

2.
Calculated in accordance with Item 402(v) of Regulation S-K. Compensation actually paid (“CAP”) is defined under SEC rules and computed by subtracting the amounts in the “Stock Awards” and “Option Awards” columns of the SCT for each year from the “Total” column of the SCT and then making the equity award adjustments described below, all of which are computed in a manner consistent with the fair value methodology used to account for share-based payments in the Company’s GAAP financial statements. The following tables reflect the adjustments made to SCT total compensation to compute CAP for the CEO and average CAP for the other NEOs.

CEO

	SCT Total Comp	SCT Equity Awards	Equity Award Adjustments (a)	CAP
2025	8,218,947	(5,092,316)	2,442,958	5,569,589
2024	7,060,819	(4,429,015)	9,123,681	11,755,485
2023	7,102,944	(3,553,470)	8,966,018	12,515,492
2022	5,675,554	(3,399,987)	(4,090,733)	(1,815,166)
2021	9,132,815	(6,783,691)	10,316,902	12,666,026

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Other Named Executive Officers (Average)

	SCT Total Comp	SCT Equity Awards	Equity Award Adjustments (a)	CAP
2025	1,735,472	(598,531)	273,841	1,410,781
2024	1,637,707	(616,716)	1,368,801	2,389,792
2023	1,781,035	(593,461)	1,550,714	2,738,287
2022	1,405,252	(453,537)	(845,031)	106,684
2021	2,352,863	(1,362,756)	2,114,776	3,104,883

a.
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (v) the value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation. The amounts deducted or added in calculating the equity award adjustments are as follows:

CEO

	YE Fair Value of Equity Awards Granted During the Year	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Change in Fair Value of Equity Awards Granted in Prior Years That Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards That Failed to Meet Vesting Conditions in the Year	Value of Dividends Paid on Equity Awards Not Otherwise Reflected In Fair Value or Total Compensation	Total Equity Award Adjustments
2025	4,495,767	(2,094,333)	(178,055)	—	219,579	2,442,958
2024	6,119,467	2,136,289	278,392	—	589,533	9,123,681
2023	6,591,071	3,018,854	446,310	(1,192,184)	101,967	8,966,018
2022	1,593,082	(5,564,969)	(169,450)	—	50,604	(4,090,733)
2021	8,150,404	2,057,167	92,762	—	16,569	10,316,902

Other Named Executive Officers (Average)

	YE Fair Value of Equity Awards Granted During the Year	Year Over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Change in Fair Value of Equity Awards Granted in Prior Years That Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards That Failed to Meet Vesting Conditions in the Year	Value of Dividends Paid on Equity Awards Not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	529,482	(261,618)	(23,237)	—	29,213	273,841
2024	852,102	356,681	51,058	—	108,960	1,368,801
2023	1,100,768	560,603	75,157	(203,203)	17,388	1,550,714
2022	212,507	(948,659)	14,620	(132,820)	9,321	(845,031)
2021	1,637,440	437,900	36,177	—	3,259	2,114,776

3.
Reflects the cumulative TSR of the Corporation and the cumulative TSR of the Office Furniture Industry Group (OFIG) peer group used for the purposes of the stock performance graph in our 2025 Annual Report for the fiscal year ended December 31, 2022, the two fiscal years ended December 30, 2023, the three years ended December 28, 2024, and the four years ended January 3, 2026 assuming a $100 investment at the closing price on December 31, 2021, the last day of fiscal 2021, and the reinvestment of all dividends. The OFIG consists of MillerKnoll, Inc. and Steelcase Inc.

4.	GAAP Net Income as disclosed in our Annual Report on Form 10-K.
5.	See the CD&A, which begins on page 28, for a description of the manner in which the Corporation has calculated Adjusted EBIT from its audited financial statements.
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Relationship of CAP to Performance
While the Compensation Committee utilizes several performance measures to align executive compensation with the Corporation’s performance, not all incentive measures are presented in the PVP table above. The Compensation Committee generally seeks to incentivize long-term performance and therefore does not specifically align performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year.
The Corporation provides information below about the relationship between the compensation actually paid to the CEO and Non-CEO NEOs as shown in the PVP table above and:
•	the Corporation’s cumulative TSR;
•	the Corporation’s net income; and
•	the Corporation’s Adjusted EBIT.

HNI CAP and TSR
HNI CAP ($000)
VALUE OF $100 INVESTMENT FROM 12/31/2021
$55,000
$45,000
$35,000
$25,000
$15,000
$5,000
-$5,000
$175
$155
$135
$115
$95
$75
$55
$35
$15
-$5
$120
$84
$129
$167
$115
$78
$44
$65
$85
$94
$12,666
$3,105
-$1,815
$107
$12,515
$2,738
$11,755
$2,390
$5,570
$1,411
2021
2022
2023
2024
2025
HNI CEO CAP
HNI Average CAP for Non-CEO NEOS
HNI Total Shareholder Return
Peer Group Total Shareholder Return

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HNI CAP and Net Income
HNI CAP ($000)
HNI NET INCOME ($000)
$55,000
$45,000
$35,000
$25,000
$15,000
$5,000
-$5,000
$135,000
$115,000
$95,000
$75,000
$55,000
$35,000
$15,000
-$5,000
$59,814
$123,873
$49,226
$139,541
$54,243
$12,666
$3,105
-$1,815
$107
$12,515
$2,738
$11,755
$2,390
$5,570
$1,411
2021
2022
2023
2024
2025
HNI CEO CAP
HNI Average CAP for Non-CEO NEOS
Net Income ($000)

HNI CAP and Adjusted EBIT
$55,000
$45,000
$35,000
$25,000
$15,000
$5,000
-$5,000
HNI CAP ($000)
$270,000
$220,000
$170,000
$120,000
$70,000
$20,000
HNI ADJUSTED EBIT ($000)
$249,695
$220,785
$145,277
$128,359
$12,666
$100,728
$12,515
$11,755
$5,570
$3,105
-$1,815
$107
$2,738
$2,390
$1,411
2021
2022
2023
2024
2025
HNI CEO CAP
HNI Average CAP for Non-CEO NEOS
Adjusted EBIT ($000)

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Financial Performance Measures
The most important financial performance measures used by the Corporation in 2025 related to CAP based on Corporation performance are listed below.
•	Adjusted EBIT
•	Adjusted EBITDA
For 2025, Adjusted EBITDA and Adjusted EBIT were the only two financial performance measures utilized by the Corporation. See the CD&A, which begins on page 28, for a description of the manner in which the Corporation has calculated Adjusted EBIT and Adjusted EBITDA from its audited financial statements.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025, about common stock which may be issued under the Corporation’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans approved by security holders	3,011,130 (1)	40.32	5,502,774 (4)
Equity Compensation Plans not approved by security holders	89,064 (2)		553,918 (5)
Total	3,100,194	40.32	6,056,692

Notes
(1)
Includes: (i) shares to be issued upon the exercise of outstanding stock options granted under the stock plans – 703,339 (595,531 under the HNI Corporation 2017 Stock Based Compensation Plan (“2017 Stock Plan”), and 107,808 under the HNI Corporation 2007 Stock Based Compensation Plan (“2007 Stock Plan”)); (ii) shares to be issued upon the vesting of outstanding RSUs under the Stock Plans – 1,524,953 (318,360 under the HNI Corporation 2021 Stock Based Compensation Plan (“2021 Stock Plan”), 54,619 under the HNI Stock Incentive Plan for Legacy Kimball Employees, and 1,151,974 under the HNI Stock Incentive Plan for Legacy Steelcase Employees); (iii) shares to be issued upon the vesting of outstanding PSUs under the stock plans – 473,886 (436,772 under the 2021 Stock Plan, and 37,114 under the HNI Stock Incentive Plan for Legacy Kimball Employees, and (iv) the target value of the 2025 Annual Incentive Plan awards for all award recipients divided by $42.58, the closing price of a share of common stock on January 3, 2026, the last trading day of Fiscal 2025 – 308,952. As of the last day of Fiscal 2025, there were no outstanding warrants or rights under the 2021 Stock Plan, the 2017 Stock Plan, the 2007 Stock Plan, the HNI Stock Incentive Plan for Legacy Kimball Employees, or the HNI Stock Incentive Plan for Legacy Steelcase Employees. Also, there were no options, warrants, rights or RSUs under the Amended and Restated 2017 Equity Plan for Non-Employee Directors. The number of shares attributable to Annual Incentive Plan awards overstates expected common stock dilution as the Corporation did not pay out any portion of the 2025 Annual Incentive Plan awards for any recipient in the form of common stock.

(2)
Includes the nonvoting share units credited to the account of individual executive officers or Directors under either the Deferred Plan – 700 or the Directors Deferred Plan – 88,364. For additional information on the Deferred Plan, see “Additional Compensation Programs and Policies – Deferred Compensation Plan” on page 40. For additional information on the Directors Deferred Plan, see “Director Compensation” on page 20 of this Proxy Statement.

(3)	This column does not take into account any of the RSUs, Annual Incentive Plan awards or nonvoting share units discussed in Notes 1 and 2 above.
(4)
Includes shares available for issuance under the 2021 Stock Plan – 1,824,237, the HNI Stock Incentive Plan for Legacy Kimball Employees – 983,833, the HNI Stock Incentive Plan for Legacy Steelcase Employees – 2,346,960, the Amended and Restated 2017 Equity Plan for Non-Employee Directors – 211,365 and the HNI Corporation Members’ Stock Purchase Plan (“MSPP”) – 136,379. The MSPP allows members to purchase common stock at 85% of the closing share price on each quarterly exercise date up to an annual aggregate amount of $25,000 per year and is available generally to all members.

(5)	Includes nonvoting share units available for issuance under the Deferred Plan – 219,506 and the Directors Deferred Plan – 334,412.
Page | 57

Other Information
BENEFICIAL OWNERSHIP OF THE CORPORATION’S STOCK
The following tables show, as of March 24, 2026, except as otherwise indicated below, certain information based on the Corporation’s records and filings with the SEC regarding the beneficial ownership of the Corporation’s common stock by:
•	each director and director nominee;
•	each executive officer named in the 2025 Summary Compensation Table in the “Executive Compensation Information” section of this Proxy Statement;
•	all of the Corporation’s directors and executive officers as a group; and
•	each person known by the Corporation to own beneficially more than 5% of the outstanding shares of common stock.
As of March 24, 2026, the Corporation has 71,992,908 outstanding shares of common stock.
The calculation of beneficial ownership is made in accordance with SEC rules. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security. Beneficial ownership as of any date includes any shares as to which the person has the right to acquire voting or dispositive power as of such date or within 60 days thereafter through the exercise of any stock option or other right or the vesting of an equity award, without regard to whether such right expires before the expiration of such 60-day period or continues thereafter. If two or more persons share voting power or dispositive power with respect to specific securities, all of such persons will be deemed the beneficial owners of those securities.
The percentage of beneficial ownership of any person as of March 24, 2026 (except as otherwise indicated below) is calculated by dividing the number of shares beneficially owned by such person—which includes the number of shares as to which such person has the right to acquire voting or dispositive power as of or within 60 days after March 24, 2026—by the sum of (i) the number of shares outstanding as of March 24, 2026, plus (ii) the number of shares as to which such person (but no other person) has the right to acquire voting or dispositive power as of or within 60 days after March 24, 2026. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.
Except as otherwise indicated below and under community property laws, the Corporation believes that the beneficial owners of the common stock referred to in the tables, based on information furnished by the beneficial owners in SEC filings or otherwise, have the sole voting or dispositive power with respect to the shares shown.
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Persons Owning More than Five Percent of the Corporation’s Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State Farm Insurance Companies One State Farm Plaza Bloomington, Illinois 61710	4,320,023	(1)	6.00%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	6,714,357	(2)	9.33%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,278,576	(3)	7.33%

Notes
(1)
Information regarding the amount and nature of beneficial ownership is based on a Schedule 13G/A filed on October 15, 2025 with the SEC by State Farm Insurance Companies. The reporting State Farm Insurance Companies consist of State Farm Mutual Automobile Insurance Company; State Farm Fire and Casualty Company; State Farm Investment Management Corporation; and State Farm Insurance Companies Employee Retirement Trust. Such reporting persons report that, as of September 30, 2025, of the 4,320,023 shares shown as beneficially owned: State Farm Mutual Automobile Insurance Company has sole voting power with respect to 1,761,600 shares and sole dispositive power with respect to 1,761,600 shares; State Farm Fire and Casualty Company has sole voting power with respect to 492,000 shares and sole dispositive power with respect to 492,000 shares; State Farm Investment Management Corporation has shared voting power with respect to 1,395,100 shares and shared dispositive power with respect to 1,395,100 shares; and State Farm Insurance Companies Retirement Trust has sole voting power with respect to 671,323 shares and sole dispositive power with respect to 671,323 shares.

(2)
Information regarding the amount and nature of beneficial ownership is based on a Schedule 13G/A filed on July 17, 2025 with the SEC by BlackRock, Inc. BlackRock, Inc. reports that the following subsidiaries hold shares of the common stock: BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock Fund Advisors; BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd. Of the 6,714,357 shares shown as beneficially owned, BlackRock Inc. reports that, as of June 30, 2025, it has sole voting power with respect to 6,615,919 shares and sole dispositive power with respect to 6,714,357 shares and that iShares Core S&P Small-Cap ETF has the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of more than 5% of the Corporation’s outstanding common stock.

(3)
Information regarding the amount and nature of beneficial ownership is based on a Schedule 13G/A filed on February 13, 2024, with the SEC by The Vanguard Group, Inc. Of the 5,278,576 shares shown as beneficially owned, The Vanguard Group, Inc. reports that, as of December 31, 2023, it has shared voting power with respect to 36,270 shares, sole dispositive power with respect to 5,189,657 shares, and shared dispositive power with respect to 88,919 shares.

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Directors and Officers
The address of the persons listed below is 600 East Second Street, Muscatine, Iowa 52761.

Name of Beneficial Owner	Common Stock (1)	Common Stock Units (2)	Stock Options Exercisable as of the Record Date or Within 60 Days Thereof	Total Stock and Stock-Based Holdings	Percent of Class (3)
Mary A. Bell	34,435	44,550		78,985	*
Timothy C. E. Brown	1,487				*
Miguel M. Calado	30,108			30,108	*
Cheryl A. Francis	85,891			85,891	*
Patrick D. Hallinan	14,496			14,496	*
John R. Hartnett	41,284			41,284	*
Mary K.W. Jones	37,390	1,866		39,256	*
Larry B. Porcellato	16,360	25,064		41,424	*
David M. Roberts	6,694			6,694	*
Dhanusha Sivajee	23,834			23,834	*
Linda K. Williams	14,777			14,777	*
Jeffrey D. Lorenger	341,682		382,208	723,890	1.01%
Vincent P. Berger	90,470			90,470	*
Steven M. Bradford	69,516		39,284	108,800	*
B. Brandon Bullock	31,931		24,351	56,282	*
Jason D. Hagedorn	38,776		26,779	65,555	*
All Directors and executive officers as a group (22 persons)	998,595	71,937	477,767	1,546,811	2.15%

Notes
(1)
Includes restricted shares held by executive officers over which they have voting power but not dispositive power, shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole voting or shared voting and/or investment power.

(2)
Indicates the nonvoting share units credited to the account of the named individual or members of the group, as applicable, under either the Deferred Plan or the Directors Deferred Plan. For additional information on the Deferred Plan, see “Additional Compensation Programs and Policies – Deferred Compensation Plan” on page 40. For additional information on the Directors Deferred Plan, see “Director Compensation” on page 20 of this Proxy Statement.

(3)	* less than 1%.
DEADLINE FOR SHAREHOLDER PROPOSALS AND BOARD NOMINATIONS FOR THE 2027 ANNUAL MEETING
Inclusion in Next Year’s Proxy Statement
A shareholder who wishes to present a proposal for inclusion in the proxy statement for the 2027 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act must deliver the proposal to the Corporation’s principal executive offices no later than the close of business on November 27, 2026. Submissions must be addressed to the attention of the Corporate Secretary at HNI Corporation, 600 East Second Street, Muscatine, Iowa 52761. The submission by a shareholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC under Rule 14-8.
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Proposal Under By-law Provisions
In accordance with the Corporation’s By-laws, a shareholder who wishes to propose a nomination of persons for election to the Board or other proposal for consideration at the 2027 annual meeting of shareholders, but not for inclusion in next year’s proxy statement, must deliver the proposal to the Corporation no earlier than January 20, 2027, and no later than the close of business on February 19, 2027. The submission must contain the information specified in Section 2.16(a)(2) of the By-laws and must be delivered to the attention of the Corporate Secretary at HNI Corporation, 600 East Second Street, Muscatine, Iowa 52761. For a description of these informational requirements, you should refer to the By-laws, which the Corporation has filed with the SEC and which it will provide at no cost upon written request addressed to the attention of the Corporate Secretary at the foregoing address.
Solicitation of Proxies in Support of Other Director Nominees
In addition to complying with the foregoing advance notice provisions of the Corporation’s By-laws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in connection with the 2027 annual meeting of shareholders in support of director nominees other than the Corporation’s nominees must provide notice to the Corporation, as described above, no later than March 21, 2027, that sets forth the information required by Rule 14a-19 under the Exchange Act.
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GENERAL INFORMATION REGARDING THE ANNUAL MEETING
When is the Annual Meeting?
The Annual Meeting will be held virtually on Wednesday, May 20, 2026, at 10:30 a.m. CDT.
How do I vote my shares at the virtual Annual Meeting?
If you hold shares of the Corporation’s common stock as a stockholder of record, you have the right to vote those shares at the Annual Meeting during the meeting at the Corporation’s virtual meeting website at proxydocs.com/HNI. To be admitted at the Annual Meeting and vote your shares, you must register in advance and provide the Control Number contained in the Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 20, 2026 (the “Notice”) or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.
If your shares of common stock are held for you as the beneficial owner through a broker, trustee or other nominee (such as a bank) in “street name,” rather than held directly in your name, please refer to the information provided by your bank, broker or other holder of record to determine the options available to you. Since a beneficial owner is not the shareholder of record, you may not vote these shares during the Annual Meeting unless you obtain a legal proxy from the broker, trustee or other nominee holding your shares, giving you the right to vote the shares at the Annual Meeting.
How may I vote my shares without attending the Annual Meeting?
Even if you do not plan to attend the Annual Meeting, the Corporation encourages you to submit your proxy or voting instructions before the Annual Meeting by the method or methods described below:
•	Before the Annual Meeting on proxypush.com/HNI or via toll-free telephone number
•	If you received a proxy card in the mail, by signing, dating, and mailing the proxy card in the pre-addressed, postage-paid envelope provided
•	By “proxy” (one of the individuals named on your proxy card will vote your shares as you have directed)
Instructions regarding these methods of voting are contained in the Notice and the proxy card. If you submit your proxy by mail, it must be received by May 19, 2026.
We urge you to submit your proxy or voting instructions in advance of the Annual Meeting even if you plan to participate in the virtual Annual Meeting so we will know as soon as possible whether a quorum exists for us to hold the Annual Meeting.
If you hold shares through the Corporation’s retirement plan, your proxy or voting instructions must be received by 11:59 p.m. Eastern Time on May 17, 2026.
What happens if I return the proxy card without indicating how my shares are to be voted?
If you sign, date, and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares “FOR” the election of each nominee for director and “FOR” on all other proposals, and in your proxy’s discretion as to any other business which may properly come before the Annual Meeting.
Who can attend and vote at the Annual Meeting?
Shareholders of record as of the close of business on March 24, 2026, which is the record date for the Annual Meeting (the “Record Date”), are entitled to attend and vote at the Annual Meeting. Each share of the Corporation’s common stock is entitled to one vote on each matter to be voted on at the Annual Meeting and may be voted only if the shareholder of record registers in advance to attend the virtual Annual Meeting and participates in the virtual Annual Meeting, or is represented by proxy.
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Why am I receiving my proxy materials electronically instead of receiving paper copies through the mail?
In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all our shareholders, we have elected to furnish proxy materials to shareholders electronically. This supports our on-going commitment to sustainability by reducing the amount of paper used, while also reducing costs associated with mailing these materials.
On or before April 10, 2026, we will mail to our shareholders of record (other than those who previously requested electronic delivery) the Notice containing instructions on how to access the proxy materials online and to vote their shares. The Notice also contains instructions to request to receive a set of the proxy materials by mail or electronically by email, in either case free of charge, and to request future proxy materials be sent by mail or electronically by email. If you received the Notice, you will not receive a printed copy of the proxy materials unless you request one by following the instructions on the Notice.
What if I have trouble accessing the virtual Annual Meeting?
Beginning one hour prior to the start of the Annual Meeting and continuing until the meeting’s conclusion, technical support will be available via a toll-free phone number to address any technical difficulties. The phone number for contacting technical support will be provided in a meeting access e-mail sent to all pre-registered shareholders approximately one hour prior to the Annual Meeting.
How can I submit questions for the Annual Meeting?
We encourage questions and comments from shareholders. Upon completing your registration to attend the Annual Meeting, you will receive further instructions on the Annual Meeting website or via email, including how to submit questions in advance of or during the meeting and rules for how questions and comments will be recognized. Following the Annual Meeting, we may respond directly to shareholders, or we may post shareholder questions and our answers on virtual meeting website. Questions also may be raised separately after the Annual Meeting by contacting Investor Relations at investorrelations@hnicorp.com.
What constitutes a quorum at the Annual Meeting?
A majority of the outstanding shares of common stock entitled to vote as of the Record Date, represented by proxy or remote participation, shall constitute a quorum at the Annual Meeting. To determine whether a quorum exists, proxies received but marked “abstain” and so-called “broker non-votes” (described below) will be counted as present.
What will I be voting on?
You will be voting on the following proposals:
•	Election of each of the three nominees for director named on page 23 of this Proxy Statement under “Proposal No. 1 – Election of Directors”
•
Ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending January 2, 2027, as described on page 26 of this Proxy Statement under “Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm”

•
Approval of the compensation of the Corporation’s Named Executive Officers as described on page 27 of this Proxy Statement under “Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation”

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How does the Board recommend that I vote on these proposals?
The Board recommends that you vote your shares:
•	“FOR” the election of each of the three director nominees
•	“FOR” the ratification of the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending January 2, 2027
•	“FOR” approval of the compensation of the Named Executive Officers as described in this Proxy Statement
What discretion does my broker, trustee, or other nominee have to vote my shares of common stock held in “street name”?
A broker, trustee, or other nominee holding your shares of common stock in “street name” must vote those shares according to specific instructions it receives from you. NYSE rules determine the proposals, which are referred to as “non-routine proposals,” on which brokers may not vote without specific instructions from you. Your shares will not be voted on any non-routine proposal if you do not provide voting instructions, giving rise to what is called a “broker non-vote.” Shares represented by broker non-votes will be counted as present for purposes of determining a quorum.
If you hold shares in “street name,” it is important that you provide specific voting instructions to your broker, trustee, or other nominee or your shares will not be voted with respect to Proposal Nos. 1 and 3, because they are non-routine proposals for which your broker, trustee or other nominee may not vote your shares in its discretion.
May I change or revoke my vote or revoke my proxy?
Yes. You may change your vote at any time before the proxy is voted at the Annual Meeting. For shareholders of record, if you voted your proxy card by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting online at the Annual Meeting, or by giving written notice to HNI’s Corporate Secretary. If you voted via the internet or by telephone you may also change your vote with a timely and valid later-dated internet or telephone vote, as the case may be, or by voting online at the Annual Meeting. Attendance at the Annual Meeting will not revoke a proxy unless (i) you give proper written notice of revocation to the Secretary before the proxy is exercised or (ii) you vote online at the Annual Meeting as described above. Once voting is completed at the Annual Meeting, you will not be able to revoke your proxy or change your vote.
If your shares are held in “street name,” you must follow the specific voting directions provided to you by your broker, trustee, or other nominee to change or revoke any voting instructions you have already provided.
How do I vote my shares in the Corporation’s retirement plan?
If you participate in the Corporation’s retirement plan, the proxy card you receive will show the number of shares of common stock allocated to your account. Properly completed and signed proxy cards, in addition to telephone and internet voting in advance of the Annual Meeting, will serve to instruct the plan trustee on how to vote any shares allocated to your account and a portion of all shares as to which no instructions have been received, referred to as “undirected shares,” from plan participants. The proportion of the undirected shares to which your instructions will apply will be equal to the proportion of the shares to which the trustee receives instructions represented by your shares.
How is the Corporation soliciting proxies?
The Corporation bears the cost of preparing, assembling, and mailing the proxy materials related to the solicitation of proxies by and on behalf of the Board. In addition, certain of the Corporation’s officers may, without additional compensation, solicit proxies in person, by telephone or through other means of communication. The Corporation will bear the cost of solicitation.
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How will my vote get counted?
EQ Shareowner Services will use an automated system to tabulate the votes and will serve as the inspector of elections.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations identifying individual shareholders are handled in a manner to protect your voting privacy. Your vote will not be disclosed either within the Corporation or to third parties, except:
•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation of votes and certification of the vote; and
•	to facilitate a successful proxy solicitation.
Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Corporation’s management.
Where can I find the voting results of the Annual Meeting?
The Corporation intends to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting and available on the Corporation’s website.
What is “householding” of proxy materials?
As permitted by applicable law, we may deliver only one copy of certain of our documents, including the Notice or Annual Report to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies. This process, which is commonly referred to as “householding,” is intended to provide extra convenience for shareholders and cost savings for the Corporation. If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the Notice or the proxy materials themselves, which are typically mailed in March of each year, by notifying EQ Shareowner Service in writing at P.O. Box 64945, St. Paul, MN 55164-0945 or by calling EQ Shareowner Services at (800) 468-9716. If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying Shareowner Services at the same address.
OTHER MATTERS
The Board knows of no other matters that will be brought before the Annual Meeting, but, if other matters properly come before the Annual Meeting, it is intended the persons named in the proxy will vote the proxy according to their best judgment.
On written request to the Corporate Secretary at HNI Corporation, 600 East Second Street, Muscatine, Iowa 52761, the Corporation will provide, without charge to any shareholder, a copy of this Proxy Statement and the Corporation’s Annual Report on Form 10-K for the year ended January 3, 2026, including financial statements and schedules, filed with the SEC. The report is also available at investors.hnicorp.com.
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Notwithstanding anything to the contrary set forth in any of the Corporation’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings (including this Proxy Statement, in whole or in part), and to the extent permitted by SEC rules, the Audit Committee Report on page 24 of this Proxy Statement, the Compensation Committee Report on page 42 of this Proxy Statement and the “Pay versus Performance” information beginning on page 53 of this Proxy Statement shall not be incorporated by reference into any such filings. The information posted on or accessible through the Corporation’s website, including the CSR Report, is not a part of, and is not incorporated into, this Proxy Statement. The 2025 Annual Report does not form any part of the material for the solicitation of proxies.
Information set forth in this Proxy Statement is as of March 25, 2026, unless otherwise noted.
Steven M. Bradford
Senior Vice President, General Counsel and Secretary
March 25, 2026
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Board of Directors

Mary A. Bell
Consultant and Retired Vice President,
Caterpillar Inc.

Timothy C.E. Brown
Chair Emeritus, IDEO LP

Miguel M. Calado *
Chairman, Nanoform Finland Limited

Cheryl A. Francis
Co-Chairman, Corporate Leadership Center

Patrick D. Hallinan
Executive Vice President, Chief Financial Officer, and Chief Administrative Officer,
Stanley Black & Decker

John R. Hartnett
Former Executive Vice President,
Illinois Tool Works Inc.

Mary K.W. Jones
Former Senior Vice President, General Counsel, and Worldwide Public Affairs,
Deere & Company

Larry B. Porcellato
Former Chief Executive Officer,
The Homax Group, Inc.

Dhanusha Sivajee
Chief Experience Officer, Tegna Inc.

David M. Roberts
President and Chief Executive Officer,
Verra Mobility Corporation

* Lead Director

HNI Corporation Executive Officers

Jeffrey D. Lorenger
Chairman, President,
and Chief Executive Officer

Vincent P. Berger
Executive Vice President
and Chief Financial Officer

B. Brandon Bullock, III
Chief Operating Officer

Jason D. Hagedorn
President, Workplace Furnishings

Jennifer S. Petersen
Vice President, Member
and Community Relations

Brian S. Smith
President, Hearth & Home Technologies

Investor Information

Corporate Headquarters
600 East Second Street
Muscatine, Iowa 52761

Investor Relations
Copies of HNI's 2025 Annual Report on Form 10-K are available at investors.hnicorp.com

Please direct investor relations questions to:
HNI Corporation
Attn: Investor Relations
600 East Second Street
Muscatine, Iowa 52761
563.272.7400

Stock Exchange Listing
New York Stock Exchange
Symbol: HNI

2026 Annual Meeting
Wednesday, May 20, 2026
10:30 a.m. CDT
Held virtually

Transfer Agent and Registrar
EQ Shareowner Services
1110 Centre Point Curve, Suite 101
Mendota Heights, Minnesota
800.468.9716

Auditors
KPMG LLP
Chicago, Illinois

HNI Corporation 2026 Proxy Statement

HNI Corporation
600 East Second Street
Muscatine, Iowa 52761

hnicorp.com

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/HNI

PHONE – 1-866-883-3382

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by May 19, 2026.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

Please detach here

The Board of Directors Recommends a Vote FOR each director nominee set forth in Item 1 and a Vote FOR Items 2 and 3.

1. Election of directors:			
01 John R. Hartnett	For	Against	Abstain
02 Larry B. Porcellato	For	Against	Abstain
03 Dhanusha Sivajee	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as the Corporation's independent registered public accounting firm for the fiscal year ending January 2, 2027	For	Against	Abstain
3. Advisory vote to approve Named Executive Officer compensation as described in the Proxy Statement	For	Against	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below:

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on the proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy card.

HNI CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 20, 2026
10:30 a.m. (CDT)

Held Virtually

To register for the virtual meeting, please follow the instructions below:

- Visit **www.proxydocs.com/HNI**.
- As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

After registering, you will receive a confirmation email. Approximately one hour prior to the start of the meeting an email will be sent to the email address you provided during registration with a unique link to the virtual meeting.

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 20, 2026.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

This proxy card also covers shares of common stock, if any, held for your account by Fidelity Management Trust Company as Trustee of the HNI Corporation 401k Plan (the “Plan”). You may instruct the Trustee how to vote your shares as indicated on this proxy card. If you fail to give voting instructions to the Trustee, your shares will be voted by the Trustee in the same proportion as the shares for which valid instructions have been received. **For shares held through the Plan, voting instructions by proxy card, telephone or internet must be provided by 11:59 p.m. (CDT), on May 17, 2026.**

If no choice is specified, the proxy will be voted “FOR” each director nominee set forth in Item 1 and “FOR” Items 2 and 3.

By signing the proxy card, you revoke all prior proxies and appoint Steven M. Bradford and Vincent P. Berger II, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.